UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders:

You are cordially invited to join us for our 2010 annual meeting of stockholders, which will be held on Wednesday, May 19, 2010, at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.  Holders of record of our common stock as of March 30, 2010, are entitled to notice of and to vote at the 2010 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.  We may also report on matters of current interest to our stockholders.

We are pleased to be furnishing these materials to our stockholders via the Internet again this year.  We believe this approach will allow us to continue to provide you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting.  If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request.  For more information, please refer to the Notice of Internet Availability of Proxy Materials that we previously mailed to you on or about April 9, 2010.

You are welcome to attend the meeting.  However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting.  You may submit your proxy by Internet or telephone, as described in the following materials, or if you request printed copies of these materials, by completing and signing the proxy card enclosed therein and returning it in the envelope provided.  If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Steven J. Hilton Chairman and Chief Executive Officer

17851 North 85th Street • Suite 300 • Scottsdale, Arizona • 85255 • Phone 480-515-8100

Listed on the New York Stock Exchange — MTH

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Wednesday, May 19, 2010

Time: 10:00 a.m. local time

Scottsdale Marriott at McDowell Mountains

16770 North Perimeter Drive

Scottsdale, Arizona 85260

To Our Stockholders:

You are invited to attend the Meritage Homes Corporation 2010 annual meeting of stockholders for the following purposes:

1.                                      To elect four Class I Directors, each to hold office until our 2012 annual meeting,

2.                                      To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year,

3.                                      To approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares available for issuance,

4.                                      To approve an amendment to our 2006 Stock Incentive Plan reapproving, expanding and clarifying our stock award performance criteria,

5.                                      To approve an amendment to our 2006 Annual Incentive Plan reapproving,  expanding and clarifying our cash award performance criteria and extending the plan’s termination date, and

6.                                      To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items are more fully described in the accompanying proxy.  Only stockholders of record at the close of business on March 30, 2010 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS.  YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY BY USING THE INTERNET OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY CARD.

By Order of the Board of Directors,

C. Timothy White, Secretary

Scottsdale, Arizona

April 1, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010:

THIS PROXY STATEMENT AND MERITAGE’S 2009 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.INVESTORS.MERITAGEHOMES.COM.  ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITES INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU MAY RECEIVE FROM BROADRIDGE FINANCIAL SOLUTIONS, INC.

MERITAGE HOMES CORPORATION

17851 NORTH 85TH STREET

SUITE 300

SCOTTSDALE, ARIZONA 85255

(480) 515-8100

www.meritagehomes.com

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meritage Homes Corporation to be used in voting at our annual meeting of stockholders on Wednesday, May 19, 2010.  The meeting will be held at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.

On or about April 9, 2010, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record at the close of business on March 30, 2010 (the “record date”) and this proxy and the related materials were made available on our website.  We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials to each stockholder of record.  You will not receive a printed copy of our proxy materials unless you request one.  The Notice instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials or request a printed copy of those materials.  The Notice also instructs you as to how you may vote your proxy.

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company’s address located at the top of this page.  Whether or not you plan to be present at the annual meeting, we encourage you to vote your proxy by telephone or via the Internet by following the instructions provided in this proxy statement or on the proxy card.  If you request a printed copy of these materials, you may also provide your proxy by signing the proxy card enclosed therein and returning it in the envelope that will be provided with the printed materials.

The Meritage Board of Directors is soliciting proxies.  We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent registered public accounting firm and other information included in our 2009 Annual Report to Stockholders that is available on our website at www.meritagehomes.com.

Information about our company is provided on our Internet website at www.meritagehomes.com.  Our periodic and current reports, including any amendments, filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), are available, free of charge, on our website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”).  The information contained on our website is not considered part of our Annual Report on Form 10-K or this proxy statement.

Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct.  Our Board of Directors has established an audit committee, executive compensation committee and nominating/governance committee.  The charter of each of these committees is available on our website, along with our Code of Ethics and our Corporate Governance Principles and Practices.  Our committee charters, Code of Ethics and Corporate Governance Principles and Practices are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed above, Attention: Corporate Secretary.

VOTING SECURITIES OUTSTANDING

On the record date, there were 32,065,620 shares of Meritage common stock outstanding.  The common stock is our only outstanding class of voting securities.  Each share is entitled to one vote on each proposal to be voted on at the annual meeting.  Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy.

VOTING PROXIES

Shares of common stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies.  If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, FOR the amendments to the 2006 Stock Incentive Plan and FOR the amendment to the 2006 Annual Incentive Plan.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions.  A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

If you do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors), Proposals 3 and 4 (Approval of Amendments to 2006 Stock Incentive Plan) or Proposal 5 (Approval of Amendment to 2006 Annual Incentive Plan) and your shares will be counted as a “broker non-vote” on those proposals.

As the record or beneficial owner of shares, you are invited to attend the annual meeting.  Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting.  If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you.  To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Notice.

General Information

Date, Time and Place of Meeting	The annual meeting will be held on Wednesday, May 19, 2010, at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.

Record Date

The record date for the annual meeting is March 30, 2010. Stockholders who hold shares of our stock at the close of business on the record date will be entitled to vote on the matters proposed in this proxy statement.

Voting Information

You can vote in person at the annual meeting or submit a proxy to have your shares represented without attending the annual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may submit your proxy via the Internet or by calling the telephone number provided in the Notice, and you will be asked to enter your 11- or 12-digit control number. If you request a printed copy of these materials, you may also fill out and sign the proxy card enclosed therein and return it by mail in the envelope provided.

You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet or telephone), or by voting in person at the annual meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.

Quorum

The presence in person or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

Election of Directors (page 4)

Steven J. Hilton, Raymond Oppel, Richard T. Burke Sr., and Dana Bradford, are each presently serving as Class I Directors. Messrs. Hilton, Oppel and Burke are nominated for re-election, and Mr. Bradford is nominated for election as he was previously appointed by the Board.

The Board of Directors recommends a vote “for” each of these directors.

If a quorum is present, the four nominees who receive the most votes will be elected. Broker non-votes and votes that are withheld will not count as votes cast either for or against the nominee. Please vote on this matter.

Ratification of Auditor (page 5)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

The Board of Directors recommends a vote “for” this proposal.

If a quorum is present, an affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor. Abstentions will not be counted either for or against this proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2010 will stand, unless the Audit Committee determines there is a reason for making a change.

Approval of an Amendment to the 2006 Stock Incentive Plan to Increase the Number of Shares Available for Issuance (page 9)

Under the 2006 Stock Incentive Plan, the Company’s executives, officers, employees, non-employee directors, consultants and advisors are eligible to receive awards of stock options, stock appreciation rights, restricted stock awards, performance share awards and performance based awards. We are asking for your approval of an amendment to the 2006 Stock Incentive Plan. The amendment will increase the number of shares available under the Plan by 250,000 shares from 1,600,000 (excluding shares remaining available for grant that were rolled into the 2006 Stock Incentive Plan from our former stock plan) to 1,850,000. We are asking for you to approve this amendment because the Board has determined that increasing the number of shares available for grant generally under the plan is necessary to be able to grant additional equity awards in order to continue to retain and motivate key employees in the current difficult homebuilding environment.

The Board of Directors has approved this amendment to the plan and recommends a vote “for” this proposal.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of this amendment to the 2006 Stock Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this amendment, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Amendment to the 2006 Stock Incentive Plan Performance Criteria (page 10)

We are also asking for your approval to amend the Company’s 2006 Stock Incentive Plan to reapprove, expand and clarify the performance criteria that may be used by the Executive Compensation Committee, as they relate to the stock-based awards for certain of our executives to provide for awards to the Company’s key executives that are deductible by the Company under Section 162(m) of the Internal Revenue Code.

The Board of Directors has approved this amendment and recommends a vote “for” this proposal.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment of the 2006 Stock Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this amendment, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Amendment to 2006 Annual Incentive Plan Performance Criteria (page 11)

We are asking you to approve an amendment to the Company’s 2006 Annual Incentive Plan to reapprove, expand and clarify the performance criteria that may be used by the Executive Compensation Committee, as they relate to the annual cash awards for certain of our executives to provide for annual incentive awards to the Company’s key executives that are deductible by the Company under Section 162(m) of the Internal Revenue Code. We are also asking you to approve, as part of the amendment, extending the termination date of the 2006 Annual Incentive Plan from February 14, 2011 to February 14, 2015.

The Board of Directors has approved this amendment and recommends a vote “for” this proposal.

If a quorum is present, an affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to the 2006 Annual Incentive Plan. Broker non-votes and abstentions have no effect on the result of the vote.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Our Board of Directors currently has seven members.  The directors are divided into two classes serving staggered two-year terms.  This year our Class I Directors are up for election.  The Board, upon the recommendation of its Nominating/Governance Committee, has nominated Steven J. Hilton, Raymond Oppel and Richard T. Burke Sr., who are presently serving as Class I Directors, for re-election.  Dana Bradford was appointed by the Board in 2009 and is therefore standing for election for the first time.  Mr. Bradford was approached by the Nominating/Governance Committee based on our knowledge of his significant business experience that became known during prior interactions between the Company and Mr. Bradford in connection with his indirect equity holdings in Meritage Homes.

Biographical information for each of our director nominees is set forth on page 17.

All nominees have consented to serve as directors.  The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director.  However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee.  If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board.  In the vote on the election of the director nominees, stockholders may:

•                  vote FOR all nominees;

•                  WITHHOLD votes for all nominees; or

•                  WITHHOLD votes as to specific nominees.

Unless you tell us by your proxy to vote differently, your shares will be voted FOR the Board’s nominees.  If a quorum is present, the four nominees who receive the most votes will be elected.  Broker non-votes and votes that are withheld will not count as either votes for or against the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Deloitte & Touche LLP was appointed our auditor in 2005 and no relationship exists other than the usual relationship between auditors and clients.

If a quorum is present, an affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor.  Abstentions will not be counted either for or against this proposal.  If the appointment of Deloitte & Touche LLP as auditors for 2010 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2010 will stand, unless the Audit Committee determines there is a reason for making a change.

THE BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL NO. 2 AND

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

PROPOSAL NO. 2.

AMENDMENTS TO THE 2006 STOCK INCENTIVE PLAN

(INFORMATION RELATING TO PROPOSALS NO. 3 AND 4)

On February 18, 2010, our Board of Directors adopted, subject to stockholder approval, amendments to the Meritage Homes Corporation 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”) that would increase the number of shares of common stock reserved for issuance under the plan by 250,000 shares from 1,600,000 (excluding shares remaining available for grant that were rolled into the 2006 Stock Incentive Plan from our former stock option plan) to 1,850,000.  Additionally, the amendments would reapprove and expand the performance criteria associated with performance awards that may be granted from time to time.  Each amendment, which will be voted on separately, is set forth below in the proposals for approval by stockholders.  Neither amendment is conditioned on the approval of the other.

Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the plan, attached as Appendix A, which includes the proposed amendments highlighted in bold.  The closing price for our common stock on March 30, 2010, as reported on the NYSE, was $21.60 per share.

The Board believes the 2006 Stock Incentive Plan promotes success and enhances our value, because it ties the personal interests of the participants to those of stockholders and provides the participants with an incentive for outstanding performance.  The Executive Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the plan, and has exclusive authority over it, including the power to determine a participant’s eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

Eligibility

Awards may be made to any officer, employee or executive of the Company, as well as to non-employee directors and consultants or advisors to the Company.  As of December 31, 2009, there were six non-employee directors and approximately 110 officers and employees of the Company and its subsidiaries eligible to participate in the 2006 Stock Incentive Plan.

Types of Awards

The 2006 Stock Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, performance shares and performance-based awards (each, an “Award”), whether granted alone or in combination, pursuant to which shares of common stock, cash or a combination thereof may be delivered to the Award recipient; provided that stock appreciation rights will be paid only in shares.  Under the 2006 Stock Incentive Plan, the total number of shares of common stock available for future Awards is reduced by one share for each share issued in connection with an option or a stock appreciation right and by 1.38 shares for each share issued in connection with any other type of Award.

Options.  An option is the right to purchase shares of common stock at a future date at a specified exercise price.  The Executive Compensation Committee may grant both nonqualified stock options and incentive stock options under the 2006 Stock Incentive Plan.  The per share exercise price will be determined by the Compensation Committee, but must be at least equal to the fair market value of the underlying shares of common stock on the date of grant.  The Compensation Committee determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than ten years from the date of grant.  However, in the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying shares of common stock on the date of grant and the expiration date cannot be more than five years from the date of grant.  The exercise price of an option may be paid in shares of common stock, cash or a combination thereof, as determined by the Compensation Committee, including an irrevocable commitment by a broker to pay the exercise price from the proceeds of a sale of shares issuable under the option, the delivery of previously owned shares or withholding of shares deliverable upon exercise.  Options cannot be repriced (or cancelled and regranted at a lower exercise price) without shareholder approval, other than in connection with a change in the Company’s capitalization.

Stock Appreciation Rights.  A stock appreciation right is a right granted to the participant to receive, in shares of common stock, an amount equal to the appreciation of one share of common stock from the date of grant.

Restricted Stock Awards.  Awards of shares of stock may be granted under the 2006 Stock Incentive Plan, although the shares are generally subject to a risk of forfeiture or to other conditions or restrictions for specified periods of time.  The Compensation Committee does not typically issue a stock certificate representing a restricted stock award until the restrictions applicable to all or part of the award have lapsed, and the Compensation Committee has discretion to waive in whole or in part restrictions or forfeiture conditions relating to the restricted stock award.

Performance Share Awards.  Performance share awards are rights to receive, in cash, shares of common stock or a combination thereof, an amount equal to the value of common stock if certain performance goals are attained.

Performance-Based Awards.  The purpose of performance-based awards is to qualify restricted stock or performance share awards as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid to any of the executive officers named in the summary compensation table of its annual proxy statement.  The limit is $1 million per officer per year, with certain exceptions.  However, the deductibility limit does not apply to “performance-based compensation” if the qualifying performance criteria and maximum amounts payable upon the satisfaction of performance goals are approved in advance by the Company’s stockholders.  Stockholders previously approved the qualifying performance criteria and maximum amounts payable for purposes of Section 162(m) of the Code at the annual meeting of stockholders in 2006 and this approval is valid until 2011.  As discussed in Proposal No. 4, we are asking stockholders to approve an amendment to the 2006 Stock Incentive Plan to reapprove and expand the performance criteria, which approval would be valid until 2015.

Notwithstanding the satisfaction of the performance criteria, the number of shares issued or the amount paid under an Award may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion may determine.

Change in Control

The 2006 Stock Incentive Plan provides that if a change of control occurs and Awards are converted, assumed, or replaced by a successor, the Compensation Committee has the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse.  If a change of control occurs and the Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse.

Amendment to or Termination of the 2006 Stock Incentive Plan

The Compensation Committee, with the Board’s approval, may amend, alter or discontinue the 2006 Stock Incentive Plan.  However, other than in connection with a change in the Company’s capitalization, no amendment may be made without stockholder approval if such amendment would:

•                  increase the maximum number of shares of common stock for which Awards may be granted under the 2006 Stock Incentive Plan;

•                  permit the Compensation Committee to grant options with an exercise price that is below the fair market value of a share of common stock on the date of grant;

•                  permit the Compensation Committee to extend the exercise period for an option beyond ten years from the date of grant;

•                  permit the Compensation Committee to reprice previously-granted options; or

•                  require stockholder approval under any laws, regulation or stock exchange rule.

Plan Benefits

The following table sets forth grants of options and restricted shares through March 1, 2010 made under the 2006 Stock Incentive Plan since its inception to (i) each of our named executive officers, (ii) all current executive officers, as a group; (iii) all current directors and director nominees who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Grants under the plan are made at the discretion of the Board of Directors.

Individual Or Group Name	Number Of Shares Subject To Options and Non- Vested Shares Granted (1)	Weighted Average Exercise Price Per Share (2)
Executive Officers
Steven J. Hilton	507,500	$25.00
Larry W. Seay	231,667	$24.66
C. Timothy White	150,000	$23.39
Steven M. Davis	138,667	$24.55

Executive Officer Group (four persons)	1,027,834	$24.71
Director Group
Robert G. Sarver	39,500	$28.10
Raymond Oppel	44,500	$25.82
Peter L. Ax	39,500	$28.10
Richard T. Burke, Sr.	39,500	$29.15
Gerald W. Haddock	29,500	$25.32
Dana Bradford	15,000	—
Director Group (six persons)	207,500	$27.42
Non-Executive Officer Employee Group (about 105 persons)	1,032,167	$21.63

(1)   Balance includes performance awards granted to our NEO’s including those where the performance criteria has not yet been achieved.

(2)   Weighted average exercise price per share excludes any restricted shares.

In addition to the awards listed above, Steven J. Hilton, Larry W. Seay, C. Timothy White and Steven Davis are each party to an employment agreement effective January 1, 2010.  Each of the covered employee’s employment agreement contemplates that for years after 2011, the executive will receive an option to purchase shares of Company stock as follows:

•      Steven J. Hilton, a minimum of 90,000 shares*

•      Larry W. Seay, a minimum of 36,667 shares*

•      C. Timothy White, a minimum of 15,000 shares*

•      Steven Davis, a minimum of 15,000 shares*

* Or such other equivalent number of shares subject to full value awards as the Compensation Committee determines it its discretion.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

FOR ISSUANCE THEREUNDER

(PROPOSAL NO. 3)

The Board of Directors has reviewed the shares currently available under the 2006 Stock Incentive Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance under the 2006 Stock Incentive Plan.  As of March 30, 2010, (i) 4,368,977 shares have been issued upon exercise of options or vesting of non-vested shares under the 2006 Stock Incentive Plan, (ii) option grants representing 1,501,267 shares were outstanding under the 2006 Stock Incentive Plan and (iii) 714,667 shares of restricted stock had been awarded under the 2006 Stock Incentive Plan and not otherwise forfeited, cancelled or vested.  The total number of shares of common stock available for awards under the 2006 Stock Incentive Plan currently is 540,954, which the Board believes is inadequate for the purpose of providing future equity incentives.  The Board has determined that increasing the amount of shares of common stock issuable under the 2006 Stock Incentive Plan is necessary in order to be able to grant additional equity awards to continue to retain and motivate key employees in the continuing difficult homebuilding environment.  As a result, the Board is asking the stockholders to approve an amendment to the 2006 Stock Incentive Plan that would increase the number of shares authorized for issuance by 250,000 shares from 1,600,000 (excluding shares that were rolled into the 2006 Stock Incentive Plan from our former incentive plan) to 1,850,000.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of this amendment to the 2006 Stock Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.  For purposes of the vote on this amendment, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO REAPPROVE, EXPAND AND CLARIFY THE PERFORMANCE CRITERIA RELATED TO PERFORMANCE AWARDS (PROPOSAL NO. 4)

The Board has reviewed the performance criteria under the current 2006 Stock Incentive Plan and believes that the criteria should be reapproved and expanded.  Currently, the 2006 Stock Incentive Plan allows for the Compensation Committee to select the following criteria for the purposes of establishing the performance goal(s) for a participant for a performance period, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group:

•      pre- or after-tax net earnings,

•      earnings before interest expense (including interest amortized to cost of sales) and income taxes (“EBIT”),

•      earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization (“EBITDA”),

•      revenue growth,

•      operating income,

•      operating cash flow,

•      return on net assets,

•      return on shareholders’ equity,

•      return on assets,

•      return on net assets,

•      return on capital,

•      share price growth,

•      shareholder returns,

•      gross or net profit margin,

•      earnings per share,

•      price per share, and

•      market share

The Committee may provide that the Performance Criteria may include or exclude extraordinary charges, non-recurring or unusual items, accounting charges or similar items.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such performance period for the participants.

All of the above criteria are generally based on the Company’s financial performance and metrics and, though appropriate criteria for many of the types of performance awards that the Compensation Committee considers making, they do not capture other key operational performance criteria and metrics.  For example, the Board has determined that it is important to the Company’s strategy and long-term success that Meritage have a reputation for building quality homes and delivering excellent customer satisfaction.  As such, the Board believes performance criteria based on customer service ratings is important.

The Board is proposing to reapprove, expand and clarify the performance criteria listed above to, among other things, add the following criteria, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a budget or peer group:

•      operating expenses, including, without limitation, general and administrative expenses,

•      operational metrics, including but not limited to, number of sales, closings or backlog for a community, division or company-wide, community growth, specs per community or time to construct a home, and

•      objective customer service or satisfaction ratings, whether measured internally or by an accepted third party.

The amendment will also clarify that EBIT and EBITDA, as defined Performance Goals, include or exclude, at the discretion of the Committee, non-cash charges, impairments and similar one-time, non-recurring or extraordinary charges, which is consistent with terms of the incentive compensation arrangements provided in the employment agreements we have with our NEOs.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of this amendment of the 2006 Stock Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.  For purposes of the vote on this amendment, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO REAPPROVE, EXPAND AND CLARIFY THE PERFORMANCE CRITERIA RELATED TO PERFORMANCE AWARDS.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 ANNUAL INCENTIVE PLAN TO REAPPROVE, EXPAND AND CLARIFY THE PERFORMANCE CRITERIA RELATED TO CASH AWARDS (PROPOSAL NO. 5)

In 2006, our shareholders approved the Meritage Homes Corporation 2006 Annual Incentive Plan (the “Incentive Plan”).

The Incentive Plan provides for annual incentive awards to certain of the Company’s key executives and was created in part to assure that awards under the Plan will be tax deductible for the Company.  Section 162(m) of the Code places a $1 million annual limit on the amount of compensation paid to the executive officers named in the Company’s annual proxy statement that may be deducted by the Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goal(s) set by the Executive Compensation Committee pursuant to an incentive plan that has been approved by the Company’s stockholders.  Stockholder approval of the amendment is necessary for maintaining the tax-deductible status of incentive payments made to the participants after 2011.  If approved, the expanded and clarified performance criteria would be valid for performance-based compensation awards under Section 162(m) of the Code through 2015.

We have summarized below the key provisions of the Incentive Plan.  Because it is a summary, it may not contain all of the information that is important to you.  The summary is qualified in its entirety by reference to the full text of the 2006 Annual Incentive Plan, attached as Appendix “B”, which includes the proposed amendments highlighted in bold.

Purpose of the Plan

Awards may be made under the Incentive Plan to any employee of the Company who is a “covered employee” within the meaning of Section 162(m) of the Code.  A covered employee includes Meritage’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel.  Non-employee directors are not eligible to receive an award under the Incentive Plan.

Administration

The Incentive Plan is administered by the Compensation Committee or any other committee appointed by the Board of Directors (the “Committee”), which consists of not less than two non-employee directors who are “outside directors” within the meaning of Section 162(m) of the Code.  The Committee has full authority to interpret the Plan and to establish rules for its administration.  The Committee has the authority to determine eligibility for participation in the Incentive Plan, to decide all questions concerning eligibility for and the amount of awards, and to establish and administer the performance goals (defined below) and certify whether, and to what extent, they are attained.

Duration of the Plan

The Incentive Plan by its terms expires on February 14, 2011, five years after its initial adoption, to comply with Section 162(m) of the Internal Revenue Code.  The Board is proposing to extend the Incentive Plan’s termination date to February 14, 2015.

Determination of Awards

In determining awards to be made under the Incentive Plan, the Compensation Committee may approve a formula that is based on one or more objective criteria to measure corporate performance as set forth in the Plan (“Performance Criteria”).  The Compensation Committee may establish Performance Criteria and as selected by the Committee, the Committee may set annual performance objectives (“Performance Goals”) with respect to such Performance Criteria for the Company.  The current performance criteria include the following, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group:

•      pre- or after-tax net earnings,

•      earnings before interest expense (including interest amortized to cost of sales) and income taxes (“EBIT”),

•      earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization (“EBITDA”),

•      revenue growth,

•      operating income,

•      operating cash flow,

•      return on net assets,

•      return on shareholders’ equity,

•      return on assets,

•      return on capital,

•      share price growth,

•      shareholder returns,

•      gross or net profit margin,

•      earnings per share,

•      price per share, and

•      market share

The Committee may provide that the Performance Criteria may include or exclude extraordinary charges, non-recurring or unusual items, accounting charges or similar items.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such performance period for the participants.

All of the above criteria are generally based on the Company’s financial performance and metrics and, though appropriate criteria for many of the types of performance awards that the Compensation Committee considers making, they do not capture other key operational performance criteria and metrics.  For example, the Board has determined that it is important to the Company’s strategy and long-term success that Meritage have a reputation for building quality homes and delivering excellent customer satisfaction.  As such, the Board believes performance criteria based on customer service ratings is important.

The Board is proposing to reapprove, expand and clarify the performance criteria listed above to, among other things, add the following criteria, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a budget or peer group:

•      operating expenses, including, without limitation, general and administrative expenses,

•      operational metrics, including but not limited to, number of sales, closings and backlog for a community, division or company-wide, community growth, specs per community or time to construct a home, and

•      objective customer service or satisfaction ratings, whether measured internally or by an accepted third party.

The amendment will also clarify that EBIT and EBITDA, as defined Performance Goals, include or exclude, at the discretion of the Committee, non-cash charges, impairments and similar one-time, non-recurring or extraordinary charges, which is consistent with terms of the incentive compensation arrangements provided in the employment agreements we have with our NEOs.

Payment of Awards

Payment of awards will be made in cash.  The Committee will make all determinations regarding the achievement of Performance Goals and the determination of actual awards.  The Committee may in its discretion decrease, but not increase, the amount of any award that otherwise would be payable under the Incentive Plan.

Amount Available and Maximum Individual Awards

The Committee shall determine the amount available for awards in any year.  The maximum award payable to any employee for a performance period is 1.85% of EBITDA, as clarified by the amendment discussed above (“Adjusted EBITDA”), before consideration of bonuses paid to covered employees.

Amendment and Termination

The Committee may suspend or terminate the Incentive Plan at any time with or without prior notice.  In addition, the Committee may from time to time and with or without prior notice, amend or modify the Incentive Plan in any manner, but may not without stockholder approval adopt any amendment that would require the vote of stockholders of the Company pursuant to Section 162(m) of the Code.

New Plan Benefits

As of the date of this proxy statement, the following performance-based bonus award criteria have been incorporated into the employment agreements of our NEOs.  These awards and the related performance goals were approved by the Executive Compensation Committee with respect to the Company’s 2010 fiscal year.

	Executive
Measurement Criteria	Steven J. Hilton	Larry W. Seay	C. Timothy White	Steven Davis
	Bonus as a Percentage of Adjusted EBITDA**
Company’s Return on Assets*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

Company’s Return on Equity*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

* Compared to public homebuilders having revenues of $500 million or more.

** As defined in each NEO’s employment agreement.

Each of the above listed covered employees is also eligible for identical annual awards pursuant to the terms of their existing employment agreements, which were effective January 1, 2010 and expire on December 31, 2012, subject to automatic renewal provisions.

If a quorum is present, an affirmative vote of a majority of the votes cast at the annual meeting is required to approve this amendment to the 2006 Annual Incentive Plan.  Broker non-votes and abstentions have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 ANNUAL INCENTIVE PLAN TO REAPPROVE, EXPAND AND CLARIFY THE PERFORMANCE CRITERIA FOR CASH AWARDS.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Management.  The following table summarizes, as of March 15, 2010, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

•       each Meritage director and nominee for director;

•       each executive officer named in the summary compensation table; and

•       all Meritage directors and executive officers as a group.

Name Of Beneficial Owner(1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 15, 2010	Total Shares Beneficially Owned(2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Chairman and CEO	1,823,704	(4)	193,064	2,016,768	6.25%
Robert G. Sarver	Director	209,000	(5)	21,500	230,500	*
Raymond Oppel	Director	53,000	(6)	21,500	74,500	*
Peter L. Ax	Director	42,000		21,500	63,500	*
Richard T. Burke, Sr.	Director	32,000		21,500	53,500	*
Gerald W. Haddock	Director	40,000	(7)	11,500	51,500	*
Dana Bradford	Director	15,000	(8)	—	15,000	*
Larry W. Seay	Executive Vice President and Chief Financial Officer	90,965		88,001	178,966	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	56,264		39,000	95,264	*
Steven M. Davis	Executive Vice President—Chief Operating Officer	58,024		17,000	75,024	*
All current directors and executive officers as a group (10 persons)		2,419,957		434,565	2,854,522	8.78%

*              Less than 1%.

(1)           The address for our directors and executive officers is c/o Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255.

(2)           The amounts shown include the shares of common stock actually owned as of March 15, 2010, and the shares that the person or group had the right to acquire within 60 days of that date.  The number of shares includes shares of common stock owned of record by such person’s spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.  In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 15, 2010 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.  The shares also include any service-based unvested restricted stock but exclude 45,000, 30,000, 30,000 and 30,000 shares of restricted stock with performance criteria for Messrs. Hilton, Seay, White and Davis, respectively.

(3)           Based on 32,058,953 shares outstanding as of March 15, 2010.

(4)           Shares are held by family trusts.  800,000 of these shares were pledged to a third-party lending institution.

(5)           Mr. Sarver is deemed to indirectly own an additional 8,000 shares through his family members, and 1,000,000 shares are owned by Southwest Value Partners Fund XIV, LP (“SVP”), an entity in which Mr. Sarver indirectly shares control over voting, purchase and disposition of these shares.  Additionally, an entity affiliated with the McCarthy Group, LLC (“McCarthy”) owns 1,185,920 shares of our common stock.  Mr. Sarver is a member of McCarthy.  Mr. Sarver has expressly disclaimed any beneficial ownership of the SVP and McCarthy shares.

(6)           6,000 shares are owned indirectly by family trusts.

(7)           18,000 shares are pledged to a third-party lending institution to secure a loan.

(8)           Mr. Bradford is deemed to indirectly own an additional 1,000,000 shares that are owned by SVP, an entity in which Mr. Bradford indirectly shares control over voting, purchase and disposition of these shares.  Additionally, McCarthy, an entity of which Mr. Bradford is a member owns 1,185,920 shares of our common stock.  Mr. Bradford has expressly disclaimed any beneficial ownership of these shares.

Certain Other Beneficial Owners.  Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 15, 2010, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
Fidelity Management and Research, LLC (1)	82 Devonshire Street Boston, MA 02109	3,355,518	10.56%
Blackrock, Inc. (2)	40 East 52nd Street New York, NY 10022	2,907,306	9.15%
T. Rowe Price Associates, Inc. (3)	100 E. Pratt Street Baltimore, MD 21202	2,883,600	9.0%
Earnest Partners, LLC (4)	1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,538,027	5.0%

(1)           Based solely on a Schedule 13G/A, filed with the Securities and Exchange Commission (“SEC”) on February 16, 2010 Fidelity Management and Research, LLC has sole voting power with respect to 287,127 shares and sole dispositive power with respect to 3,355,518 shares.

(2)           Based solely on a Schedule 13G, filed with the SEC on January 29, 2010, Blackrock, Inc. and certain affiliated entities have sole voting power with respect to 2,907,306 shares and sole dispositive power with respect to 2,907,306 shares.

(3)           Based solely on a Schedule 13G/A, filed with the SEC on February 12, 2010, T. Rowe Price Associates, Inc. has sole voting power with respect to 795,900 shares and sole dispositive power with respect to 2,883,600 shares.

(4)           Based solely on a Schedule 13G/A, filed with the SEC on May 11, 2009, Earnest Partners, LLC has sole voting power with respect to 546,781 shares, shared voting power with respect to 329,846 shares and sole dispositive power with respect to 1,538,027 shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business.  The Board serves as our ultimate decision-making body, except for those matters reserved to or that require a vote of our stockholders.  The Board selects and oversees the members of senior management who are charged by the Board with conducting our business.  We have established and operate in accordance with a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees.  This plan provides an important framework within which the Board of Directors can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•                     director qualifications,

•                     independence criteria,

•                     director responsibilities,

•                     our committee structure,

•                     officer and director stock ownership requirements,

•                     director resignation policy,

•                     director access to officers and employees,

•                     our philosophy with respect to director compensation,

•                     director orientation and continuing education, and

•                     our plans with respect to management succession.

Our Corporate Governance Principles and Practices are available on our website at www.investors.meritagehomes.com and we will provide a printed copy to any stockholder upon request.  These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as the Committee deems appropriate.

Director Qualification and Independence

Our Board of Directors is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our company allow the Board to complete its key task as the over-seer and governing body of Meritage Homes Corporation.  Although the Board does not have a specific policy regarding diversity, the Board believes it should be comprised of a diverse group of persons with the following skills, backgrounds and experiences:

•                     management or board experience in large complex institutions, as well as small entrepreneurial companies,

•                     finance, banking and capital markets,

•                     accounting,

•                     legal and regulatory,

•                     real estate, including homebuilding, commercial and land development,

•                     sales and marketing, and

•                     operations

Additionally, the board believes that diversity is an important consideration in the composition of the board of directors and includes such factors as its directors’ skills, areas of expertise, gender, race and culture.  Our Board is comprised of the following members:

Class I Directors

Steven J. Hilton, 48, was co-chairman and co-chief executive officer of Meritage Homes Corporation from 1997 to May 2006.  In May 2006, Mr. Hilton was named the Company’s chairman and chief executive officer.  Mr. Hilton co-founded Arizona-based Monterey Homes in 1985.  Under Mr. Hilton’s leadership, Monterey became publicly traded in 1996.  Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation, a $5.8 billion community bank based in Las Vegas, Nevada.  Mr. Hilton has 25 years of real estate experience and is considered an expert and innovator in the homebuilding industry.  He is a frequent participant in panels and interviews regarding the industry.

Raymond Oppel, 53, has been a director since December 1997.  He was the co-founder, chairman and chief executive officer of The Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold in 1995 to the public homebuilder KB Home.  Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development and land banking.  Mr. Oppel has almost 20 years of experience in the homebuilding business.  Mr. Oppel possesses extensive knowledge about the real estate industry in general and the homebuilding industry in particular.

Richard T. Burke, Sr., 66, has been a director since September 2004.  Mr. Burke is the Chairman of the Board of Directors of UnitedHealth Group, which he founded, took public in 1984 and served as chairman and chief executive officer until 1988.  From 1995 until 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a National Hockey League team.   In the last five years, Mr. Burke also served as a director for First Cash Financial Services, Inc.  Mr. Burke is a business and civil leader in Phoenix, Arizona, and his experience as the chairman and CEO of a multi-billion dollar public company provides the Board with outstanding corporate governance and financial insight.

Dana Bradford, 39, has been a director since August 2009.  Mr. Bradford is the president and managing partner of McCarthy Capital Corporation, a private equity firm based in Omaha, Nebraska, with nearly $1 billion in assets under management.  He serves as a director of a number of private companies, including Guild Mortgage, a full-line mortgage company; Southwest Value Partners, a real estate investment firm; Waitt Corp Investments, a diversified investment company; Vornado Air, a branded consumer products company; NRG Media, a sixty station radio network; and Gold Circle Films, a movie production company.  He also served as a director of the Ronald McDonald House, the National Conference for Community and Justice, the Greater Omaha Chamber of Commerce and Ballantyne (AMEX: BTN), a movie projector manufacturer.  Mr. Bradford earned a bachelor’s degree in business administration from the University of Arizona.  Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Class II Directors

Peter L. Ax, 51, has been a director since September 2000 and is the managing partner of Phoenix Capital Management, a venture capital firm.  Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated Laundromats.  Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York.  Mr. Ax is also on the board of directors of iGo, Inc. (NASDAQ: IGOI) and serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm.  In the last five years, Mr. Ax also served as a director for CashX, Inc. and Medit Marketing, Inc.  Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania and a law degree from the University of Arizona, and has been a certified public accountant.  He has also been an accounting instructor at the Wharton School and has been a judge in the annual Wharton Business Plan competition.  Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Robert G. Sarver, 48, has been a director since December 1996, and is the chairman and chief executive officer of Western Alliance Bancorporation, a director of Skywest Airlines, and the managing partner of the Phoenix Suns basketball team.  He was the chairman and chief executive officer of California Bank & Trust from 1998 to 2001.  From 1995 to 1998, he served as chairman of Grossmont Bank.  In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company.  Mr. Sarver founded the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994.  Mr. Sarver has been a certified public accountant.  Mr. Sarver has been active in the real estate industry for more than 20 years and is known nationwide as a leader and expert in banking.  He has extensive experience in a wide spectrum of successful real-estate activities, including commercial, residential and development projects.

Gerald W. Haddock, 62, has been a director since January 2005.  Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as President and CEO of Crescent Real Estate Equities, a diversified real estate investment trust.  He is currently a Director and Audit Committee Chairman of ENSCO International  plc., a global offshore oil and gas drilling service company.  Mr. Haddock is a former Board Member of Cano Petroleum, Inc., having served from late December 2004 to October 23, 2008.  He also serves on the Board of Directors of The Baylor Foundation of Baylor University and on the Board of Trustees of the M.D. Anderson Proton Therapy Education and Research Foundation.  Mr. Haddock received his Bachelor of Business Administration and Juris Doctorate degrees from Baylor University.  He also received a Master of Laws in Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University.  Mr. Haddock possesses extensive experience in a variety of finance, legal and real-estate activities and his current and past leadership positions provide the Board with important insight on corporate governance matters.

In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board of Directors and our stockholders.  The Nominating/Governance Committee also evaluates and reports to the Board of Directors regarding the independence of each candidate.  Consistent with the rules and regulations of the NYSE, at least a majority of the Board of Directors must be independent.

No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner, member, partner or trustee of an organization that has a relationship with the Company.  The Board observes all criteria established by the NYSE and other governing laws and regulations.  In its review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships the director may have with the Company.

As a result of its review, the Board of Directors has determined that a majority of Meritage’s Board members are independent.  Our independent directors are Peter L. Ax, Raymond Oppel, Richard T. Burke, Gerald W. Haddock and Dana Bradford.

In making this determination, the Board of Directors evaluated whether there exists any relationships between these individuals and Meritage.  Except as noted below, the Board of Directors determined no relationship exists between Meritage and any independent director or any of its executive officers:

•                  Steven J. Hilton is not considered independent because he is employed by the Company.

•                  Prior to 2004, Robert G. Sarver was deemed an independent director.  The Nominating/Governance Committee has continually monitored certain relationships between Mr. Sarver and Meritage along with relationships between Mr. Sarver and Mr. Hilton.  Mr. Sarver and Mr. Hilton have certain business relationships unrelated to Meritage, including serving as trustees of certain of each other’s family trusts.  The Nominating/Governance Committee evaluated these relationships and determined that they did not impair Mr. Sarver’s independence because they do not involve Meritage and are insignificant in relation to Mr. Sarver’s net worth.  During 2004, Mr. Sarver became the controlling owner of the Phoenix Suns basketball team, in which Mr. Hilton purchased a minority ownership interest.  This relationship was closely evaluated by the Nominating/Governance Committee because of its significance to Messrs.  Sarver and Hilton and because Meritage had purchased advertising with the Phoenix Suns, although that advertising contract expired in 2008.  The Nominating/ Governance Committee and the Board of Directors believe Mr. Sarver is a valuable member of the Board and that the Company benefits from his extensive business experience.  Nevertheless, the Nominating/Governance Committee concluded it is in the best interest of Meritage’s stockholders that Mr. Sarver not be deemed an independent director.

The Board has also determined that all governance committees of the Board are composed entirely of independent directors.

Board Leadership Structure

Steven J. Hilton, our founder and CEO, also serves as a director and the Chairman of the Board.  We believe Mr. Hilton’s unique industry experience and continuing involvement in the day-to-day operations of the Company make him highly qualified to serve as our Board’s Chairman and that this is the best leadership structure for our Board.  Moreover, Mr. Hilton founded Meritage Homes Corporation and is its largest individual stockholder.  Mr. Ax, our Audit Committee Chairman, also serves as the Board’s lead independent director.  His extensive executive and financial background is a solid foundation for this role, where he manages the executive sessions and provides guidance for the Board’s direction.  We believe it is important for the non-employee directors to have an independent lead director.

CEO and Management Succession

Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to develop and recommend to the Board of Directors a set of corporate governance principles and practices applicable to the Company, including items such as management succession, policies and principles for CEO selection and performance review, and policies regarding succession in the event of an emergency or retirement of the CEO.  The development of these policies has resulted in our Corporate Governance Principles and Practices, which provides, among other things, that our Executive Compensation Committee is to conduct an annual review of the performance of the CEO.

The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board.  Under our Corporate Governance Principles and Practices, the Board of Directors is responsible for approving a succession plan for our CEO and other senior officers.  Issues relating to CEO succession planning are addressed regularly (and at least annually) by the Board.

Risk Oversight

Our Board of Directors has overall responsibility for the oversight of risk management.  As part of this oversight, on a regular basis, our Board of Directors receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy.  For example, management must obtain approval from the Board of Directors before proceeding with any land acquisition above a pre-established threshold, and our General Counsel regularly reports to the Board of Directors information concerning ongoing litigation and possible legal and other risks that might expose the Company to liability or loss.  The Board also annually reviews the Company’s insurance programs.  Management also operates the business within parameters established by an annual budget that is reviewed and approved by the Board of Directors.  At each quarterly Board meeting, management provides the Board of Directors a status report with respect to the budget and addresses any material variances.  We believe our budgeting process provides a useful mechanism for identifying risks and the related rewards and provides a quantitative method for evaluating those risks and rewards.  The Board of Directors also oversees risk through its standing committees.  For example:

•                  Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and risk management processes.  Our VP of Internal Audit reports directly to the Audit Committee and provides routine updates on the progress and findings of the on-going internal audit reviews.  Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks.  Our Audit Committee plays an important role in approving our annual internal controls monitoring plan and is regularly engaged in discussions with management regarding business risks, operational risks, transactional risks and financial risks.

•                  Our Executive Compensation Committee oversees risks relating to the compensation and incentives provided to our senior executive officers.  The Executive Compensation Committee negotiated and approved all of the employment agreements of our NEOs and the Committee approves all grants of equity awards to all of our employees. Based on a joint decision with the Committee, we have begun using restricted share grants in lieu of stock options in our long-term equity compensation to provide an incentive to balance the assumption of risk while maintaining shareholder value.  In addition, for our NEO’s, a large portion of these equity grants contain performance vesting criterion.

•                  We also added all of our Independent Directors to all of our Committees to provide greater Director participation in key policy decisions.

The Board and Board Committees

We currently have seven incumbent directors and the following committees: Audit Committee, Executive Compensation Committee and Nominating/Governance Committee.

During 2009, the Board of Directors held nine meetings.  Each director attended at least 75% of the aggregate of all Board and committee meetings of which they were a member.  Directors are expected to attend our annual meetings of stockholders.  All directors attended our 2009 annual meeting, which was held on May 21, 2009.

The following table summarizes the current members of our Board of Directors, and describes the current members of each of the committees and the number of meetings held during 2009:

Board of Directors	Audit Committee		Executive Compensation Committee		Nominating/Governance Committee
Steven J. Hilton
Peter L. Ax +	X	**	X		X
Raymond Oppel	X		X	**	X
Richard T. Burke, Sr.	X		X		X
Gerald W. Haddock	X		X		X	**
Dana Bradford	X		X		X
Robert G. Sarver
Number of Meetings	—		—		—

X = Member	** = Chair	+ = Lead Independent Director

Audit Committee

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE.  The Audit Committee assists the Board of Directors in:

•                     fulfilling its oversight of the integrity of our financial statements,

•                     reviewing and approving any related party transaction between us and senior executive officers and directors,

•                     determining our compliance with legal and regulatory requirements,

•                     determining the independent registered public accounting firm’s qualifications and independence, and

•                     evaluating the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

The Audit Committee operates under a written charter established by the Board.  The charter is available on our website at www.meritagehomes.com and we will provide a printed copy to any stockholder upon request.  Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements.  The Board of Directors has determined that Peter Ax, an independent director as defined by the NYSE’s listing standards, is an “audit committee financial expert.” Information about Mr. Ax’s past business and educational experience is included in his biography in this proxy statement under the caption “Continuing Director Information”

The report of the Audit Committee is included in this proxy statement under the caption “Report of the Audit Committee.”

Executive Compensation Committee

Responsibilities.  The Board of Directors has established our Executive Compensation Committee (the “Compensation Committee”) in accordance with the NYSE’s rules and regulations.  The Compensation Committee regularly reports to the Board of Directors and its responsibilities include:

•                     reviewing and approving goals and objectives relative to the compensation of our NEOs, evaluating our NEOs’ performance in light of these goals and approving the compensation of our NEOs,

•                     overseeing all equity-based award grants,

•                     making recommendations to the Board of Directors with regard to non-NEO compensation and equity-based awards, and

•                     producing a report on executive compensation to be included in our annual proxy statement.

Composition and Independence.  The Compensation Committee is currently comprised of five members of the Board, each of whom is designated to be “independent” under the Corporate Governance Standards of the NYSE, a “non-employee director” under Section 16 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code.  Generally the Compensation Committee chairman is in charge of setting the schedule for the Compensation Committee’s meetings, as well as the agenda of each meeting.

Charter.  The Compensation Committee operates under a written charter, which is available on our website at www.meritagehomes.com.  We will provide a printed copy of the charter to any stockholder upon request.

Outside Consultants.  The Compensation Committee has the specific authority to hire outside advisors and consultants.  However, no consultants were hired during 2007, 2008 or 2009 to assist in any compensation-related matters.

Role of Executives in the Compensation Setting Process.  The Compensation Committee determines executive compensation with respect to our NEOs independent of management.  With respect to compensation of non-NEOs, the Compensation Committee functions in an oversight role as these decisions are considered the responsibility of management.  For example, the Compensation Committee reviews the compensation for various non-NEOs to evaluate reasonableness in comparison to industry standards and may make recommendations to the CEO regarding changes in non-NEO compensation.  The Compensation Committee approves all grants of equity-based awards.  For the NEOs, the number and type of equity award grants in most cases are determined based on an employment agreement between the Company and the NEO; however, they may be adjusted based on the Compensation Committee’s review of the NEO’s performance and competitive market factors.  For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants and the nature and size of the proposed award.  Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries.  There were no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.

Nominating/Governance Committee

The Board of Directors has established a Nominating/Governance Committee, which directly reports to the Board of Directors and is responsible for:

•                     identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,

•                     developing and recommending Corporate Governance Principles and Practices applicable to us,

•                     and addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or retirement of the CEO,

•                     leading the Board of Directors in its annual review of the Board’s performance, and

•                     recommending nominees for the Compensation Committee and Audit Committee.

The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.  The Nominating/Governance Committee operates under a written charter, which is available on our website at www.meritagehomes.com.  We will provide a printed copy of the charter to any stockholder upon request.  Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.

Director Nomination Process

Stockholder Nominees.  The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below.  In evaluating such nominations, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below.  Any stockholder nominations proposed for consideration by the Nominating/Governance Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:

Meritage Homes Corporation
17851 North 85th Street
Suite 300
Scottsdale, Arizona 85255
Attn: Corporate Secretary

The Secretary will forward all nominations to the Nominating/Governance Committee.  In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting.  For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, please see “Stockholder Proposals” on page 45 of this proxy statement.

Director Qualifications.  The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices.  Prospective nominees should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest.  They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board.  Each prospective nominee must be willing and able to represent the interests of our stockholders.

Identifying and Evaluating Nominees for Directors.  The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors.  The Nominating/Governance Committee assesses the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise in its evaluation of prospective nominees.  In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees.  Although not specifically addressed in its charter, the Nominating/Governance Committee also evaluates each candidate in the context of maintaining and creating Board diversity, as previously discussed.  After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board will determine the nominees after considering such recommendations.

Executive Sessions of Independent Directors

Our Corporate Governance Principles and Practices dictate that the non-management members of the Board of Directors will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company.  The non-management directors met in executive session four times during 2009.  Peter Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics

We are committed to conducting business consistent with the highest ethical and legal standards.  The Board of Directors has adopted a Code of Ethics, which is applicable to all employees, including our senior and executive management and our directors.  The Code is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.

Communications with the Board of Directors

Interested persons may communicate with the Board of Directors by writing to our Lead Independent Director at the address set forth on page 1.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately below.

Introduction and Summary

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs.  For our 2009 fiscal year, our NEOs were:

•                     Steven J. Hilton, Chairman and Chief Executive Officer,

•                     Larry W. Seay, Executive Vice President, Chief Financial Officer,

•                     C. Timothy White, Executive Vice President, General Counsel and Secretary, and

•                     Steven Davis, Executive Vice President, Chief Operating Officer

This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred after the end of our 2009 fiscal year, including the award of bonuses related to 2009 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Overview

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long term while simultaneously striving to be externally competitive.  We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders, while meeting the following core objectives:

•                     Pay for Performance—A substantial portion of the total compensation for each NEO is intended to be variable on a pay-for-performance basis.  The terms of the performance-based compensation contemplated in each NEO’s employment agreement is first based upon an assessment of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent.  This compensation is derived based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the officer’s role in the attainment of the Company’s performance.  Due to the ongoing economic recession and severe downturn in the homebuilding industry, the Compensation Committee has approved a greater percentage of long-term pay for performance awards to our NEOs than what has been our historical composition to more closely align the goals of management with those of our shareholders.

•                     Stock Ownership—We are committed to utilizing our compensation program to increase executive stock ownership over time.  We believe that equity ownership directly aligns the interests of our executives with those of our stockholders and helps to focus our executives on long-term stockholder value creation.  Commencing in 2007, we began to award restricted stock to our NEOs as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices.  We believe the granting of both options and restricted stock are important retention tools and are widely used in our industry.

•                     Recruiting and Retention—Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other large public homebuilders in our industry.  We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.

Compensation Peer Group

We compete with homebuilding companies of various sizes for executive talent, and therefore the Compensation Committee generally reviews composite market data reflecting the market median compensation paid to similarly situated executives.  While market data is an important factor considered by the Compensation Committee when setting compensation, it is only one of multiple factors, and the amount paid to each executive may be more or less than the composite market median based on the performance of the Company and the executive, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important.

Compensation Update for Fiscal Year 2009

In light of the continuing turmoil in the general economy as well as the prolonged downturn in the homebuilding industry in particular, we have re-assessed our historical compensation strategy to better align ourselves with current market conditions.  Management and our Compensation Committee continuously review our compensation practices to ensure they are prudent and reasonable in comparison to our peers, while still robust enough to attract and maintain key talent.  Highlights of our significant events and changes are as follows:

•                     NEOs elected to forgo annual salary increases in 2009 even though they were contemplated in certain of their respective employment agreements.  Additionally, several of our NEOs also assumed additional responsibility as a result of our reductions in force.

•                     Effective for 2009, our CEO voluntarily reduced his base salary by $217,500 to $800,000.

•                     No cash bonuses were earned by the NEOs under each of their respective employment agreements.  The Compensation Committee approved discretionary bonuses for 2009 for all of our NEOs, although our CEO declined to accept his discretionary bonus.

•                     We have shifted the mix of the compensation to our NEOs to be more heavily-weighted towards long-term incentives than it has historically been, particularly via the use of equity-based compensation while maintaining a total compensation package that we believe is in line with our peer group.

•                     As part of this shift towards increased use of equity compensation, the equity awards granted for our NEOs for 2008 and 2009 exceeded the amounts contemplated under each of their respective employment agreements.

•                     Additionally, beginning in 2009, a meaningful portion of our NEOs’ equity-based compensation is contingent upon the successful attainment of certain financial and operational goals.

•                     We have maintained our policy of virtually no perquisites to our NEOs.  For a detail of the perquisites paid in 2009, refer to the “All Other Compensation Table”.

We believe these practices more closely align the compensation of our NEOs with the interests of our stockholders and the success of the Company.  We will continue to monitor current events and trends in our industry and adjust our strategy accordingly.

Compensation Program and Payments

The key components of our executive compensation program are base salary, annual incentive compensation and long-term incentive compensation.  In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan and to receive certain personal benefits, as described below.  The employment agreements of our CEO and other NEOs were amended in 2010 as noted under the caption “2010 Developments.”

Base Salary

The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices.  Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for a relatively small portion of their overall compensation.  As compared to our compensation peer group, we target our NEO salaries to be commensurate with other public homebuilders of similar size.  We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the company, as well as market data.

Due to the reduced levels of discretionary bonuses in 2009, base salaries accounted for a more significant portion of our NEOs’ total compensation this year.  The Compensation Committee believes this demonstrates the merits of the design of our overall compensation package because the Company’s lower financial performance resulted in a significantly lower level of compensation for our NEOs, particularly cash-based compensation.

The employment agreements we have previously entered into with our NEOs remained in place during 2009 and contemplated a fixed base salary with annual increases that could also be increased at the discretion of the Compensation Committee.  In 2008, our NEOs agreed to no base salary increases for 2008 and 2009.  In addition, our CEO agreed to voluntarily reduce his 2009 base salary by $217,500.

Annual Incentive Compensation

In accordance with the terms of each NEO’s employment agreement, each NEO was eligible for additional annual incentive compensation.  As compared to our peer group, we target our NEO incentive compensation to be commensurate with other public homebuilders of similar size.  The incentive compensation is designed to comply with the requirements of Section 162(m) of the Code to ensure the tax deductibility of incentive compensation paid to our named executive officers.  Under Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to an NEO in any year unless the compensation qualifies as “performance-based” compensation under Section 162(m).

We believe investors within the public homebuilder industry look to several key financial metrics when valuing companies.  These metrics include Adjusted EBITDA, return on assets and return on equity.  For our NEOs, we have structured the cash incentive component of their compensation to result in the possible award of a percentage of Adjusted EBITDA, as defined below.  The level of the cash incentive award is based upon our financial performance compared to other public homebuilders in multiple metrics.  If the Company compares favorably (e.g., the top half) in each metric (i.e., return on assets and return on equity), the executive is eligible for the maximum award, subject to formal Compensation Committee approval.  Where the Company’s performance falls in the lower levels of the metric, the executive is entitled to a lower, or no, bonus, also subject to formal Compensation Committee approval.

The specific details of each NEO’s 2009 incentive compensation are further described in this proxy under the section “Compensation Discussion and Analysis—Employment Agreements.”

Although Meritage did not generate net income or EBITDA as defined for compensation calculation purposes during 2009, the Compensation Committee awarded discretionary bonuses to our NEOs in recognition of the officers’ efforts and accomplishments during a particularly challenging economic environment in 2009; however, Mr. Hilton declined to accept his payment.  In 2008, no incentive payments were made  to Messrs. Hilton, Seay, White or Davis in accordance with the terms of their respective employment agreements.

Compensation Determinations and Relevant Factors

When determining the amount (or exclusion of) bonus and incentive compensation to be paid for 2009, the Compensation Committee reviewed and considered the following information:

•                     Feedback from the full Board of Directors (excluding the CEO) regarding the performance of the CEO for 2009,

•                     The financial and stock performance of the Company, comparable public companies and other companies in our industry with which we compete, including the total relative stockholder return of our Company and our competitors, and

•                     The recommendation of the CEO regarding the bonus and incentive compensation to be paid to each NEO, which the Compensation Committee discussed with the CEO.

Long-Term Incentive Awards

Long-term incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price.  The upside potential of stock option awards will be realized by the NEOs only if our stock price performance improves over the vesting period and/or the term of the awards.  Stock options granted to our NEOs generally have a five-year pro-rata vesting schedule and a seven-year term.  Commencing in 2007, we began awarding our NEOs restricted stock awards as part of our total equity compensation structure, in addition to stock option grants.  Starting in 2009, we began granting restricted stock and performance-based restricted stock to our NEOs. The restricted stock awards generally have a either a three-year pro-rata or three-year cliff vesting schedule.  As further discussed below, commencing in 2009, a portion of the restricted stock awards vest annually with no performance criteria while the remaining awards of restricted stock vest on a three-year pro-rata basis contingent first upon the achievement of certain pre-specified performance criteria.

In connection with our equity awards, we have also adopted equity ownership requirements as further discussed below in the section “Compensation Discussion and Analysis—Compensation Program and Payments—Security Ownership Requirements.”

The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their security ownership, help to align the interests of management with our investors.  The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of the restricted stock awards that have been granted since 2007, the NEOs focus on balancing stability and preservation of the stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation with equity awards such as stock options.  The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of stock options and restricted stock awards benefits us because these non-cash compensation awards do not require the use of our working capital.  The Compensation Committee is mindful of the fact that stock options and restricted stock awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution.  Accordingly, we seek to achieve an appropriate balance between cash and non-cash compensation such that management is appropriately incentivized, our working capital and financial results are minimally affected and our stockholders do not experience undue dilution.

Other Compensation

The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation.  Since 2007, the Company eliminated all benefits relating to personal use of charter aircraft for our CEO.  The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited, but help maintain the competitiveness of our compensation package as compared to our peer companies.  The types of perquisites we provide to our NEOs generally consist of car allowances, enhanced life and disability insurance and annual physicals.

Tax Considerations

Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each NEO named in this proxy statement.  The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders.  Our policy is to comply with the requirements of Section 162(m) and generally maintain deductibility for all executive compensation, although we reserve the right, as do most public companies, to make non-deductible payments where we determine it is in the best interests of Meritage and its stockholders.

At the 2006 Annual Meeting of Stockholders, our stockholders approved the 2006 Incentive Plan.  The purpose of the 2006 Incentive Plan is to provide for annual incentive awards to the Company’s key executives, including the NEOs, and it is the vehicle through which we pay our cash performance bonuses.  The 2006 Incentive Plan is administered by the Compensation Committee and provides for cash awards payable to executives upon the attainment of certain predetermined performance goals for the Company.  It is our intent that performance-based awards made pursuant to the 2006 Incentive Plan qualify as deductible compensation under Section 162(m) of the Code.

The current employment agreement for our CEO contemplates the payment of a base salary and benefits that will likely exceed slightly the limitations provided for under Section 162(m).  It is not expected that we will incur a Section 162(m) excess resulting in a lost tax deduction that is material.

Security Ownership Requirements

In 2006, we adopted security ownership requirements for our directors and certain executive officers.  The Board of Directors believes that these guidelines align the interests of our directors and executive officers with those of stockholders.  Our directors and executive officers are required to comply with the following ownership guidelines:

•                     Directors, two times annual director fees (exclusive of committee or lead director fees),

•                     CEO, four times base salary, and

•                     COO, CFO and General Counsel, two times base salary

In the case of the appointment of a new officer or director, such person is expected to comply with the requirements within three years of the date of appointment.  In order to enable our directors and officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect the person’s compliance with the guidelines.  For purposes of the security ownership requirement, stock options and non-vested restricted stock are not considered owned.  As of December 31, 2009, all officers and directors were in compliance with their respective security ownership requirements.

Stock Options and Other Equity-Based Awards

Meritage has traditionally granted stock options to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders.  At the 2006 Annual Meeting of Stockholders, the Company’s stockholders approved the 2006 Stock Incentive Plan (as subsequently amended).  The 2006 Stock Incentive Plan contemplates and allows for a variety of equity-based awards, including stock options, restricted stock, stock appreciation rights and other performance-based awards that were not previously authorized.  Since the approval of the 2006 Stock Incentive Plan, the Company has begun to grant restricted stock awards as a means of providing incentive compensation and reduce the Company’s sole reliance on stock options, bringing it more in line with industry trends.

In response to disclosure rules adopted by the SEC and other well-publicized stock option dating concerns, the Board of Directors of Meritage in 2006 approved comprehensive policies relating to the granting of stock options and other equity-based awards.  Following is a summary of key aspects of our policies:

•                     All stock option grants, restricted stock awards and other equity based awards (“stock-based grants”) must be approved by the Compensation Committee.

•                     All stock-based grants will be approved at formal meetings (including telephonic) of the Compensation Committee.

•                     The date for determining the strike price and similar measurements will be the date of the meeting (or a specified date shortly after the meeting) or, in the case of an employee, director or consultant not yet hired, appointed or retained, respectively, the subsequent date of hire, appointment or retention, as the case may be.

•                     The annual stock-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release.  We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.

•                     The customary annual grant to executive officers and directors shall occur approximately at the same time as the customary annual grant to other employees.

•                     The Company shall not intentionally grant stock-based awards before the anticipated announcement of materially favorable news or delay the grant of stock-based awards until after the announcement of materially unfavorable news.

•                     The Compensation Committee will approve stock-based grants only for persons specifically identified at the meeting by management.

Although our Company-wide 2010 annual grant was finalized in January 2010  to coincide with a scheduled Executive Compensation Committee meeting, the 2010 equity grant for our NEOs and Board members was not approved until February 11, 2010, consistent with our 2009 annual grant, which was also finalized in February 2009, in each case subsequent to our year-end earnings release .  We elected to accelerate our 2008 annual grant to December 2007 to provide additional long term incentives to our employees and management team in anticipation of lower cash bonus payments.

Employment Agreements In Effect for 2009

For 2007, 2008 and 2009, the NEOs’ compensation was governed by their respective employment agreements, of which the key compensation elements within each agreement are discussed below.  In January 2010, we entered into employment agreements with the CEO and each NEO, and the Compensation Committee reviewed and approved the terms of each agreement.  These new agreements are discussed in more detail below under the caption “2010 Developments.”

Steven J. Hilton, CEO

In 2007, the Company and Steven J. Hilton entered into an amended and restated employment agreement, which was scheduled to expire on December 31, 2008 but was automatically extended to December 31, 2009 pursuant to the agreement’s automatic one year renewal provisions.  This agreement provided Mr. Hilton with a base salary of $1,017,500 per year.  In 2009, Mr. Hilton voluntarily reduced his base pay to $800,000.  This agreement also provided that Mr. Hilton was entitled to reimbursement of reasonable and customary business expenses, payments to purchase a $5 million term life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, participation in our Executive Supplemental Savings Plan (which enables deferred compensation in excess of 401(k) limitations), and use of a Company-provided automobile.

Mr. Hilton’s agreement also provided for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  Mr. Hilton was entitled to an annual bonus equal to 0.825% of EBITDA if the Company’s return on assets was in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.825% of EBITDA if the Company’s return on equity was in the top half of these public homebuilders.  If either measurement fell within the 33rd to 49th percentile, the bonus would be 0.5363% of EBITDA for the applicable measurement, and if either measurement fell below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement.  The Compensation Committee had complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless of whether the Company met the goals discussed above.  Mr. Hilton was not paid a bonus in 2007 or 2008.  In 2009, the Compensation Committee awarded him a discretionary bonus, which he declined.

Mr. Hilton’s agreement was amended and restated in January 2010 and is discussed below under the caption “2010 Developments.”

Larry W. Seay, Executive Vice President and Chief Financial Officer

In 2007, the Company and Larry W. Seay entered into an amended and restated employment agreement, which was scheduled to expire on December 31, 2008 but was automatically extended to December 31, 2009 pursuant to the agreement’s automatic one year renewal provisions.  This agreement initially provided Mr. Seay with a base salary of $450,000 per year, which could be adjusted from time to time, provided that it could not be reduced without Mr. Seay’s consent.  In order to keep Mr. Seay’s compensation in line with other CFOs in our peer group, the Compensation Committee recommended to increase Mr. Seay’s base salary to $500,000 for 2008; however, Mr. Seay voluntarily agreed to forfeit the increase and maintained his 2007 base salary of $450,000.  Mr. Seay also declined a salary adjustment in 2009.  This agreement also provided that Mr. Seay was entitled to reimbursement of reasonable and customary business expenses, a $1,200 per month automobile allowance and an annual benefit of up to $20,000 to provide Mr. Seay with a $3 million term life insurance policy, consistent with our practice for other NEOs.

Mr. Seay’s agreement also provided for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  Mr. Seay was entitled to a bonus equal to 0.20% of EBITDA if the Company’s return on assets was in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.20% of EBITDA if the Company’s return on equity was in the top half of these public homebuilders.  If either measurement fell within the 33rd to 49th percentile, the bonus would be 0.13% of EBITDA for the applicable measurement, and if either measurement fell below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement.  The Compensation Committee had complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless of whether the Company met the goals discussed above.  Mr. Seay did not earn a bonus in 2007 or 2008.  In 2009, the Compensation Committee awarded him a $250,000 discretionary bonus in recognition of the Mr. Seay’s efforts and accomplishments during a particularly challenging economic environment in 2009.

Mr. Seay’s agreement was amended and restated in January 2010 and is discussed below under the caption “2010 Developments.”

C. Timothy White, Executive Vice President, General Counsel and Secretary

The Company had an employment agreement with C. Timothy White that was scheduled to expire on December 31, 2008 but was renewed through December 31, 2009 under an automatic one year renewal option.  The agreement provided for a base salary for 2008 of $551,250 with an increase of 5% on January 1 of any renewal term; however, Mr. White voluntarily forfeited his base pay increase and maintained his 2008 base pay at $525,000, consistent with 2007.  He also declined a salary adjustment in 2009.  Mr. White was entitled to an annual cash incentive bonus equal to 0.1125% of EBITDA.  Mr. White was awarded a discretionary bonus by the Compensation Committee of $250,000 in 2009 in recognition of Mr. White’s efforts and accomplishments during a particularly challenging economic environment in 2009.  He did not receive any incentive bonus payments in 2008.  Mr. White’s employment agreement also contemplated that he would receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant.  In addition, Mr. White was entitled to a $1,200 per month automobile allowance, $3 million of term life insurance coverage and such other benefits as are regularly provided by the Company to its senior management.

Mr. White’s agreement was amended and restated in January 2010 and is discussed below under the caption “2010 Developments.”

Steven M. Davis, Executive Vice President and Chief Operating Officer

In 2006, the Company entered into an employment agreement with Steven M. Davis.  This agreement had a two-year term and was scheduled to expire on October 16, 2008 but was automatically extended to October 16, 2009 pursuant to the agreement’s automatic one-year renewal provisions.  The agreement provided for a base salary of $400,000 with an increase of 5% on November 1, 2008 and November 1 of any renewal term; however, Mr. Davis voluntarily forfeited his base pay increase on November 1, 2008 and 2009 and maintained his base pay at $400,000.  Mr. Davis was also entitled to a performance-based incentive bonus, which was targeted to be between 0.25% and 0.33% of EBITDA.  Mr. Davis did not earn any cash bonus under the terms of his employment agreement for 2008 and, at the Compensation Committee’s discretion, no such bonus was paid for 2008.  The Compensation Committee awarded Mr. Davis a discretionary bonus of $375,000 in 2009 in recognition of the Mr. Davis’ efforts and accomplishments during a particularly challenging economic environment in 2009.  Mr. Davis’ employment agreement also contemplated that he would receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant.  In addition, Mr. Davis was entitled to a $1,250 per month automobile allowance and such other benefits as are regularly provided by the Company to its senior management.

Mr. Davis’ agreement was amended and restated in January 2010 and is discussed below under the caption “2010 Developments.”

Discussion of CEO and NEO Compensation

Following is a discussion of the compensation paid, awarded or earned in 2009 to the Company’s CEO and NEOs.

CEO Compensation

Meritage’s CEO, Steven J. Hilton, was compensated in 2009 pursuant to the terms of his employment agreement, which provided for a base salary, a bonus based on Company performance and, if earned, other customary executive benefits.  Under this agreement, a substantial portion of Mr. Hilton’s potential compensation was performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Hilton was paid a base salary of $800,000 in 2009, a voluntary reduction from the $1,017,500 contemplated in his agreement.

Restricted Stock.  In 2009, Mr. Hilton received 45,000 restricted stock awards.  These awards vest in equal installments on the annual anniversary of the date of grant for the next three years.  Additionally, Mr. Hilton was awarded 67,500 shares of performance stock, which also vest in equal installments over the next three years only if the following performance criteria are met:

Number of Shares	Measurement Date	Performance Criteria
11,250	February 11, 2010	125% of 2009 Pre-tax income is greater than budget or 2009 Pre-tax income is within $9 million of budget
11,250	February 11, 2011	125% of 2010 Pre-tax income is greater than budget or 2010 Pre-tax income is within $9 million of budget
11,250	February 11, 2012	125% of 2011 Pre-tax income is greater than budget or 2011 Pre-tax income is within $9 million of budget
6,750	February 11, 2010	2009 SG&A expense less than 110% of budget
6,750	February 11, 2011	2010 SG&A expense less than 110% of budget
6,750	February 11, 2012	2011 SG&A expense less than 110% of budget
4,500	February 11, 2010	2009 Customer Service Satisfaction Rating greater than 8.0
4,500	February 11, 2011	2010 Customer Service Satisfaction Rating greater than 8.0
4,500	February 11, 2012	2011 Customer Service Satisfaction Rating greater than 8.0

The number of shares and type of equity award for the 2009 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other CEOs of public homebuilders when evaluated in connection with Mr. Hilton’s total cash and equity compensation.  For 2009, the Compensation Committee determined that the Company met each of the performance criteria for the February 11, 2010 measurement date as follows:

•                  The Company’s 2009 Pre-tax income was $(25,750), which exceeded budget by more than $9 million

•                  The Company’s 2009 SG&A expense was $60,175, which was within 110% of budget

•                  The Company’s 2009 Customer Service Satisfaction Rating exceeded 8.0

Accordingly, Mr. Hilton received 22,500 shares of the Company’s common stock on February 11, 2010.

Options.  Mr. Hilton was not granted any options in 2009.

Performance-Based Bonus.  For 2009, Mr. Hilton was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  The Company did not generate sufficient net income or EBITDA for a bonus to be earned; however, the Compensation Committee approved a discretionary bonus, which Mr. Hilton declined.

Other Benefits.  The Company also provided to Mr. Hilton other benefits consistent with our normal executive employment arrangements.  These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2009 totaled less than $55,000.

Other NEO Compensation

Following is a discussion of compensation paid during 2009 to the other NEOs named in this proxy statement.

Larry W. Seay, Executive Vice President and Chief Financial Officer.  Mr. Seay was compensated in 2009 pursuant to the terms of his employment agreement, which provided for a base salary, a bonus based on Company performance, if earned, and other customary executive benefits.  Under this agreement, a substantial portion of Mr. Seay’s potential compensation is performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Seay was paid a base salary of $450,000 in 2009.  Although Mr. Seay’s employment agreement contemplated an increase in 2008 and 2009, he voluntarily forfeited such increases.

Restricted Stock.  In 2009, Mr. Seay received 30,000 restricted stock awards.  These awards vest in equal installments on the annual anniversary of the date of grant for the next three years.  Additionally, Mr. Seay was awarded 45,000 shares of performance stock, which also vest in equal installments over the next three years only if the following performance criteria are met.

Number of Shares	Measurement Date	Performance Criteria
7,500	February 11, 2010	125% of 2009 Pre-tax income is greater than budget or 2009 Pre-tax income is within $9 million of budget
7,500	February 11, 2011	125% of 2010 Pre-tax income is greater than budget or 2010 Pre-tax income is within $9 million of budget
7,500	February 11, 2012	125% of 2011 Pre-tax income is greater than budget or 2011 Pre-tax income is within $9 million of budget
4,500	February 11, 2010	2009 SG&A expense less than 110% of budget
4,500	February 11, 2011	2010 SG&A expense less than 110% of budget
4,500	February 11, 2012	2011 SG&A expense less than 110% of budget
3,000	February 11, 2010	2009 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2011	2010 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2012	2011 Customer Service Satisfaction Rating greater than 8.0

The number of shares and type of equity award for the 2009 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other CFOs of public homebuilders when evaluated in connection with Mr. Seay’s total cash and equity compensation.  For 2009, the Compensation Committee determined that the Company met each of the performance criteria for the February 11, 2010 measurement date as follows:

•                  The Company’s 2009 Pre-tax income was $(25,750), which exceeded budget by more than $9 million

•                  The Company’s 2009 SG&A expense was $60,175, which was within 110% of budget

•                  The Company’s 2009 Customer Service Satisfaction Rating exceeded 8.0

Accordingly, Mr. Seay received 15,000 shares of the Company’s common stock on February 11, 2010.

Options.  Mr. Seay was not granted any options in 2009.

Performance-Based Bonus.  For 2009, Mr. Seay was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  The Company did not generate sufficient net income or EBITDA for a bonus to be earned; however, the Compensation Committee awarded Mr. Seay a discretionary bonus of $250,000 in recognition of Mr. Seay’s efforts and accomplishments during a particularly challenging economic environment in 2009.

Other Benefits.  We also provided to Mr. Seay other benefits consistent with our normal executive employment arrangements and his employment agreement.  These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2009 totaled less than $49,000.

C. Timothy White, Executive Vice President, General Counsel and Secretary.  Mr. White was compensated in 2009 pursuant to the terms of his employment agreement, which provided for a base salary, a bonus based on Company performance, if earned, and stock options and other customary executive benefits.  Under this agreement, a portion of Mr. White’s compensation was performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. White was paid a base salary of $525,000.  Although Mr. White’s employment agreement contemplated an annual increase in his base salary in 2008 and 2009, Mr. White voluntarily agreed to forfeit these increases.

Restricted Stock.  In 2009, Mr. White received 30,000 restricted stock awards.  These awards vest in equal installments on the annual anniversary of the date of grant for the next three years.  Additionally, Mr. White was awarded 45,000 shares of performance stock, which also vest in equal installments over the next three years only if the following performance criteria are met.

Number of Shares	Measurement Date	Performance Criteria
7,500	February 11, 2010	125% of 2009 Pre-tax income is greater than budget or 2009 Pre-tax income is within $9 million of budget
7,500	February 11, 2011	125% of 2010 Pre-tax income is greater than budget or 2010 Pre-tax income is within $9 million of budget
7,500	February 11, 2012	125% of 2011 Pre-tax income is greater than budget or 2011 Pre-tax income is within $9 million of budget
4,500	February 11, 2010	2009 SG&A expense less than 110% of budget
4,500	February 11, 2011	2010 SG&A expense less than 110% of budget
4,500	February 11, 2012	2011 SG&A expense less than 110% of budget
3,000	February 11, 2010	2009 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2011	2010 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2012	2011 Customer Service Satisfaction Rating greater than 8.0

The number of shares and type of equity award for the 2009 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other General Counsels of public homebuilders when evaluated in connection with Mr. White’s total cash and equity compensation.  For 2009, the Compensation Committee determined that the Company met each of the performance criteria for the February 11, 2010 measurement date as follows:

•                  The Company’s 2009 Pre-tax income was $(25,750), which exceeded budget by more than $9 million

•                  The Company’s 2009 SG&A expense was $60,175, which was within 110% of budget

•                  The Company’s 2009 Customer Service Satisfaction Rating exceeded 8.0

Accordingly, Mr. White received 15,000 shares of the Company’s common stock on February 11, 2010.

Options.  Mr. White was not granted any options in 2009.

Performance-Based Bonus.  For 2009, Mr. White was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  The Company did not generate sufficient net income or EBITDA to earn a bonus; however, the Compensation Committee awarded Mr. White a discretionary bonus of $250,000 in recognition of Mr. White’s efforts and accomplishments during a particularly challenging economic environment in 2009.

Other Benefits.  The Company also provided to Mr. White other benefits consistent with our normal executive employment arrangements and his employment agreement.  These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2009 totaled less than $46,000.

Steven M. Davis, Executive Vice President and Chief Operating Officer.  Mr. Davis was compensated in 2009 pursuant to the terms of his employment agreement, which provided for a base salary, a bonus based on Company performance, if earned, and stock options and other customary executive benefits.  Under this agreement, a portion of Mr. Davis’s compensation was performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Davis was paid a base salary of $400,000 in 2008.  Although Mr. Davis’ employment agreement contemplated an annual increase in his base salary in 2008 and 2009, Mr. Davis voluntarily agreed to forfeit this increase.

Restricted Stock.  In 2009, Mr. Davis received 30,000 restricted stock awards.  These awards vest in equal installments on the annual anniversary of the date of grant for the next three years.  Additionally, Mr. Davis was awarded 45,000 shares of performance stock, which also vest in equal installments over the next three years only if the following performance criteria are met.

Number of Shares	Measurement Date	Performance Criteria
7,500	February 11, 2010	125% of 2009 Pre-tax income is greater than budget or 2009 Pre-tax income is within $9 million of budget
7,500	February 11, 2011	125% of 2010 Pre-tax income is greater than budget or 2010 Pre-tax income is within $9 million of budget
7,500	February 11, 2012	125% of 2011 Pre-tax income is greater than budget or 2011 Pre-tax income is within $9 million of budget
4,500	February 11, 2010	2009 SG&A expense less than 110% of budget
4,500	February 11, 2011	2010 SG&A expense less than 110% of budget
4,500	February 11, 2012	2011 SG&A expense less than 110% of budget
3,000	February 11, 2010	2009 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2011	2010 Customer Service Satisfaction Rating greater than 8.0
3,000	February 11, 2012	2011 Customer Service Satisfaction Rating greater than 8.0

The number of shares and type of equity award for the 2009 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other COOs of public homebuilders when evaluated in connection with Mr. Davis’ total cash and equity compensation.  For 2009, the Compensation Committee determined that the Company met each of the performance criteria for the February 11, 2010 measurement date as follows:

•                  The Company’s 2009 Pre-tax income was $(25,750), which exceeded budget by more than $9 million

•                  The Company’s 2009 SG&A expense was $60,175, which was within 110% of budget

•                  The Company’s 2009 Customer Service Satisfaction Rating exceeded 8.0

Accordingly, Mr. Davis received 15,000 shares of the Company’s common stock on February 11, 2010.

Options.  Mr. Davis was not granted any options in 2009.

Performance-Based Bonus.  For 2009, Mr. Davis was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  The Company did not generate sufficient net income or EBITDA to earn a bonus; however, the Compensation Committee awarded Mr. Davis a discretionary bonus of $375,000 in recognition of Mr. Davis’ efforts and accomplishments during a particularly challenging economic environment in 2009.

Other Benefits.  The Company also provided to Mr. Davis other benefits consistent with our normal executive employment arrangements.  These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2009 totaled less than $33,000.

2010 Developments

On January 19, 2010, the Company entered into amended and restated employment agreements and amended and restated change of control agreements with Mr. Hilton, Mr. Seay, Mr. White and Mr. Davis.

The key provisions of the employment agreements are as follows:

Effective Date:	January 1, 2010

Expiration Date:	December 31, 2012

Renewal Provisions:

Each agreement is subject to automatic one year renewal provisions, unless on or before August 31, 2012 (or August 31 of any renewal term), the executive or the Company notifies the other that it wishes to terminate the agreement.

Base Salary:	Steven J. Hilton	$1,017,500
	Larry W. Seay	$500,000
	C. Timothy White	$525,000
	Steven Davis	$500,000

Other Benefits:	Each agreement provides that the executive is entitled to such other benefits as are regularly provided by the Company to its management (i.e., health and life insurance) and the following items:

For Steven J. Hilton, payments to purchase a $5 million life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, use of a chartered airplane for business use purposes only, and use of a Company-provided automobile.

For Larry W. Seay, C. Timothy White and Steven Davis, an automobile allowance of $1,200 per month and a $3 million term life insurance policy (maximum contribution by the Company towards annual premium of $20,000).

Annual Incentive Cash Bonus:

Each employment agreement provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives. In 2010, each executive is entitled to a bonus equal to a percentage of Adjusted EBITDA (as set forth below which varies by executive) if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional percentage of Adjusted EBITDA (as set forth below which varies by executive) if the Company’s return on equity is in the top half of these public homebuilders.  If either measurement falls within the 33% to 49% percentile, the bonus shall be calculated as a lower percentage of Adjusted EBITDA (as set forth below which varies by executive) for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement.

For purposes of determining the executive’s formula bonuses, “Adjusted EBITDA” means EBITDA adjusted to exclude impairments, one-time bond, refinancing and offering costs and significant litigation, settlement payments by the Company and similar costs associated with one-time extraordinary events as well as the deductions relating to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel.

The following matrix sets forth the applicable EBITDA bonus percentages for each executive:

	Executive
Measurement Criteria	Steven J. Hilton	Larry W. Seay	C. Timothy White	Steven Davis
	Bonus as a Percentage of Adjusted EBITDA
Company’s Return on Assets*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

Company’s Return on Equity*
Top half	0.82500%	0.20000%	0.15000%	0.32500%
33%-49% percentile	0.53630%	0.13000%	0.09750%	0.21000%
Below 33%	None	None	None	None

* Compared to public homebuilders having revenues of $500 million or more.

In addition, the Board of Directors at its discretion may award a subjective bonus to each executive.

Equity Awards:	Each employment agreement contemplates that for years after 2011, the executive will receive an option to purchase shares of Company stock as follows:

Steven J. Hilton, a minimum of 90,000 shares**
Larry W. Seay, a minimum of 36,667 shares**
C. Timothy White, a minimum of 15,000 shares**
Steven Davis, a minimum of 15,000 shares**

** Or such other equivalent number of shares subject to full value awards as the Compensation Committee determines it its discretion.

Each of the employment agreements also includes a claw-back provision requiring the recovery by the Company of all or part of prior bonuses in the event the performance measure used to calculate the bonus is restated downward as a result of the executive’s willful misconduct or gross negligence.  We may recover any such claw-backs through an offset to future awards payable under the employment agreement, or from the executive directly.  All NEOs have non-solicitation covenants, and Mr. Hilton’s agreement also includes a non-compete covenant.

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE EXECUTIVE COMPENSATION COMMITTEE
Raymond Oppel—Chairman
Peter L. Ax
Richard T. Burke Sr.
Gerald W. Haddock
Dana Bradford

COMPENSATION OF OFFICERS AND DIRECTORS

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards $ (4)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)		All Other Compensation ($)(6)	Total($)
Steven J Hilton,	2009	800,000	—	1,605,375	—	—	—		54,044	2,459,419
Chairman and CEO(1)	2008	1,017,500	—	—	2,029,294	—	—		48,382	3,095,176
	2007	1,017,500	—	262,260	1,468,777	—	—		206,116	2,954,653

Larry W. Seay,	2009	450,000	250,000	1,070,250	—	—	—		48,934	1,819,184
EVP and CFO	2008	450,000	—	—	239,010	—	—		40,701	729,711
	2007	450,000	—	106,842	1,128,975	—	2,210	(5)	110,935	1,798,962

C. Timothy White,	2009	525,000	250,000	1,070,250	—	—	—		45,689	1,890,939
EVP, General Counsel	2008	525,000	—	—	—	—	—		52,052	577,052
and Secretary	2007	525,000	450,000	675,140	321,150	—	—		92,420	2,063,710

Steven M. Davis,	2009	400,000	375,000	1,070,250	—	—	—		32,174	1,877,424
EVP and COO	2008	400,000	—	—	—	—	—		28,713	428,713
	2007	400,000	250,000	—	598,738	—	—		218,985	1,467,723

(1)   All compensation is for Mr. Hilton’s services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director.

(2)   Amounts represent discretionary bonuses approved by the Compensation Committee.  The amounts awarded in 2009 are discussed above in the discussion about the compensation awarded to each of our NEOs in 2009.

(3)   The non-vested shares (restricted stock) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718.  Balance includes all restricted stock awards granted in the year to our NEO’s and not just the prorated share of all unvested grants that vested in the current year.   See additional detail “Grant of Plan-Based Awards” table.

(4)   See Note 10 “Incentive Awards and Retirement Plan” of our consolidated financial statements included in our 2009 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted.  As required, the options award calculation is equal to the Black-Scholes value of the option in any year multiplied by the total number of all options granted in the year, not just the proportionate share of all unvested grants that vested in the current year.

(5)   Amount represents above-market earnings on deferred compensation that is not tax-qualified.  See Nonqualified Deferred Compensation table below for more detail on Mr. Seay’s deferred compensation earnings.

(6)           See following table for more detail:

All Other Compensation Table
Year Ended December 31, 2009

Name and Principal Position		Health and Insurance Premiums ($)(1)	401(k) Match ($)	Car Allowance ($)	Plane Travel ($)(2)	Other ($)(3)(4)(5)	Total All Other Compensation ($)
Steven J Hilton,	2009	31,921	5,880	—	—	16,243	54,044
Chairman and CEO	2008	33,230	5,520	—	—	9,632	48,382
	2007	29,557	5,400	—	3,855	167,304	206,116

Larry W. Seay,	2009	23,578	5,880	14,400	—	5,076	48,934
EVP and CFO	2008	17,452	5,520	14,400	—	3,329	40,701
	2007	16,840	5,400	14,400	—	74,295	110,935

C. Timothy White,	2009	26,667	—	14,400	—	4,622	45,689
EVP, General Counsel	2008	31,267	—	14,400	—	6,385	52,052
and Secretary	2007	21,338	—	14,400	—	56,682	92,420

Steven M. Davis,	2009	17,174	—	15,000	—	—	32,174
EVP and COO	2008	13,713	—	15,000	—	—	28,713
	2007	13,408	—	15,000	—	190,577	218,985

(1)           Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums and healthcare check-up as contemplated in each NEO’s employment agreement if such elections were made.

(2)           In accordance with Mr. Hilton’s employment agreement in effect during 2006, he was granted the right to personal use of a chartered aircraft for a pre-determined number of annual flight hours.  The amounts in the table above reflect these travel benefits, which were computed as out-of-pocket costs paid to the respective aircraft charter companies for these personal-use flights.  The balance also reflects any tax gross-up paid to Mr. Hilton in connection with the taxable income associated with these flights until the adoption of his then new employment agreement in mid-January 2007.

(3)           Other includes the following for 2009: income gross-up to reflect tax consequences, as applicable, of $16,243; $5,076 and $4,622 for Messrs. Hilton, Seay and White, respectively.

(4)           Other includes the following for 2008:  income gross-up to reflect tax consequences, as applicable, of $9,632, $3,329 and $6,385 for Messrs. Hilton, Seay and White, respectively.

(5)           Other includes the following for 2007: (i) spousal travel of $6,217, $1,182, $1,182 and $1,182 for Messrs. Hilton, Seay, White and Davis, respectively; (ii) relocation costs of $119,012 for Mr. Davis; (iii) stock option tender offer payment of $1.50 per option totaling $150,000, $60,000, $52,500 and $22,500 for Messrs. Hilton, Seay, White and Davis, respectively; and (iv) income gross-up to reflect tax consequences, as applicable, of $11,087, $13,113, $3,000 and $47,883 for Messrs. Hilton, Seay, White and Davis, respectively.  Spousal travel is determined as either the actual ticket price for commercial airline travel or the equivalent of a first-class comparable ticket on a major air travel carrier for private plane travel.

2009 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts under Equity Incentive Plan Awards (5)	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Maximum (#)	or Units ($)	Underlying Options(#)	Awards ($)(6)

Steven J Hilton,	2/11/09	—		—		—		—	45,000	—	$642,150
Chairman and CEO	2/11/09	—						67,500	—	—	$963,225
	2/11/09	—	(1)	—	(1)	—	(1)	—	—	—	—

Larry W. Seay,	2/11/09	—		—		—		—	30,000	—	$428,100
EVP and CFO	2/11/09	—		—		—		45,000	—	—	$642,150
	2/11/09	—	(2)	—	(2)	—	(2)	—	—	—	—

C. Timothy White,	2/11/09	—		—		—		—	30,000	—	$428,100
EVP, General Counsel and	2/11/09	—		—		—		45,000	—	—	$642,150
Secretary	2/11/09	—	(3)	—	(3)	—	(3)	—	—	—	—

Steven M. Davis,	2/11/09	—		—		—		—	30,000	—	$428,100
EVP and COO	2/11/09	—		—		—		45,000	—	—	$642,150
	2/11/09	—	(4)	—	(4)	—	(4)	—	—	—	—

(1)                                 As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Steven J. Hilton, CEO”, pursuant to the terms of his employment agreement, Mr. Hilton was entitled to a performance-based bonus equal to 0.825% of Adjusted EBITDA if the Company’s return on assets was in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.825% of Adjusted EBITDA if the Company’s return on equity was in the top half of these public builders.  If either measurement fell within the 33rd to 49th percentile, the bonus was 0.5363% of Adjusted EBITDA for the applicable measurement.  If either measurement fell below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement.  There was no target award and there was no dollar maximum bonus that could be earned.

(2)                                 As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Larry W. Seay, Executive Vice President and Chief Financial Officer”, pursuant to the terms of his employment agreement, Mr. Seay was entitled to a performance-based bonus equal to 0.20% of Adjusted EBITDA if the Company’s return on assets was in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.20% of Adjusted EBITDA if the Company’s return on equity was in the top half of these public builders.  If either measurement fell within the 33rd to 49th percentile, the bonus was 0.13% of Adjusted EBITDA for the applicable measurement.  If either measurement falls below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement.  There was no target award and there was no dollar maximum bonus that could be earned.

(3)                                 As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—C. Timothy White—Executive Vice President, General Counsel and Secretary”, pursuant to the terms of his employment agreement, Mr. White was entitled to a performance-based bonus equal to 0.1125% of Adjusted EBITDA.  There was no target award and there was no dollar maximum bonus that could be earned.

(4)                                 As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Steven M. Davis—Executive Vice President, Chief Operations Officer”, pursuant to the terms of his employment agreement, Mr. Davis was entitled to a performance-based bonus targeted to be between 0.25% and 0.33% of Adjusted EBITDA.  The payout was based on Mr. Davis achieving specific goals mutually agreed upon between Mr. Davis and the Company.  There was no target award and there was no dollar maximum bonus that could be earned.

(5)                                 See additional information regarding these performance restricted stock awards in this proxy statement under the heading “Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation”.

(6)                                 The restricted stock grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of ASC 718.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
									Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price($)	Options Expiration Date		Number of Shares or Units of Stock that Have Not Vested(#) (9)		Market Value of Shares of Units of Stock that Have Not Vested($)(10)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (10)
Steven J Hilton,	80,000	—	31.31	5/13/11		—		—	—		—
Chairman and CEO	30,064	45,096	42.82	1/29/14	(1)	—		—	—		—
	20,000	80,000	13.69	1/2/15	(2)	—		—	—		—
	101,584	111,872	19.90	5/19/15	(3)	—		—	—		—
	—	—	—	—		51,000	(5)	985,830	67,500	(9)	1,304,775
Larry W. Seay,	30,000	—	31.31	5/13/11		—		—	—		—
EVP and CFO	14,666	22,001	42.82	1/29/14	(1)	—		—	—		—
	21,286	34,628	15.98	12/11/14	(4)	—		—	—		—
	7,358	29,428	13.69	1/2/15	(2)	—		—	—		—
	—	—	—	—		32,445	(6)	627,162	45,000	(9)	869,850
C. Timothy White,	10,000	—	31.31	5/13/11		—		—	—		—
EVP, Gen.Counsel	6,000	9,000	42.82	1/29/14	(1)	—		—	—		—
and Secretary	20,000	30,000	15.98	12/11/14	(4)	—		—	—		—
	—	—	—	—		37,500	(7)	724,875	45,000	(9)	869,850
Steven M. Davis,	6,000	9,000	42.82	1/29/14	(1)	—		—	—		—
EVP and COO	8,000	24,000	15.98	12/11/14	(4)	—		—	—		—
	—	—	—	—		46,667	(8)	902,073	45,000	(9)	869,850

(1)                                 Remaining unvested options vest in equal increments on January 29, 2010, 2011 and 2012.

(2)                                 Remaining unvested options vest in equal increments on January 2, 2010, 2011, 2012 and 2013.

(3)                                 Remaining unvested options vest in equal increments on May 19, 2010, 2011, 2012 and 2013.

(4)                                 Remaining unvested options vest in equal increments on December 11, 2010, 2011 and 2012.

(5)                                 Remaining unvested shares vest 6,000 on January 29, 2010 and 15,000 on February 11, 2010, 2011, and 2012.

(6)           Remaining unvested shares vest 2,445 on January 29, 2010 and 10,000 on February 11, 2010, 2011 and 2012.

(7)                                 Remaining unvested shares vest 7,500 on January 29, 2010 and 10,000 on February 11, 2010, 2011 and 2012.

(8)                                 Remaining unvested shares vest 8,333 on October 16, 2010, 8,334 on October 16, 2011 and 10,000 on February 11, 2010, 2011 and 2012.

(9)                                 Represents restricted performance stock that vests in equal increments on February 11, 2010, 2011 and 2012 subject first to the satisfaction of specific performance criteria. See additional discussion regarding these performance stock awards in footnote (5), in the 2009 Grants of Plan-Based Awards table included in this proxy statement.

(10)                          Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on December 31, 2009 of $19.33.

2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Steven J Hilton, Chairman and CEO	149,610	669,034	6,000	63,600
Larry W. Seay, EVP and CFO	60,000	182,390	2,444	25,906
C. Timothy White, EVP, General Counsel and Secretary	5,000	29,500	—	—
Steven M. Davis, EVP and COO	8,000	59,030	8,333	171,660

Potential Payments Upon Termination or Change-of-Control

Summary

We entered into new employment agreements and change of control agreements with our CEO and each of our other NEOs.  Under the terms of these agreements, our CEO and other NEOs are entitled to severance payments and other benefits in the event of certain types of terminations.  These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options and restricted shares.

Following is a summary of the severance provisions contained in the employment agreements and change of control agreements between the Company and its NEOs.

Employment Agreements Severance Benefits

Each employment agreement provides the executive with severance benefits in certain situations upon his termination of employment.  Following is a summary the potential severance payments and benefits depending on the reason for termination.

Voluntary termination by executive without Good Reason

•       If Steve Hilton voluntarily terminates his employment with the Company without Good Reason, he will be entitled to receive from the Company (i) his base salary through the date of termination and (ii) at the Company’s option, a $5 million severance payment in monthly installments of $208,333.33 over a period of two years in consideration of the non-compete and non-solicitation covenants contained in his agreements.

•       If Larry Seay, C. Timothy White or Steven Davis voluntarily terminates his employment with the Company without Good Reason, he will be entitled to receive from the Company his base salary through the date of termination.

Voluntary termination by executive with Good Reason

If any executive voluntarily terminates his employment with Good Reason, he will be entitled to receive from the Company (i) his base salary through the date of termination and any bonus earned in a previous year but not yet paid, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to sum of (x) two times the executive’s base salary on the date of termination and (y) two times the higher of (I) the executive’s actual bonus compensation* earned for the two years prior to termination and (II) the annual bonus paid to the executive in the year preceding the date of termination; provided, however, with respect to (a) Mr. Hilton, his severance payment shall not be less than $5 million and shall not exceed $10 million, (b) the severance payment for Messrs. Seay, White and Davis shall not exceed $3 million, and (c) if Mr. White’s employment is terminated during the last six months of the Company’s fiscal year, he will also be paid a pro rata bonus for that fiscal year.

*Bonus compensation is determined as the greater of (i) the actual bonus paid to the executive or (ii) the fair value on the day of grant of the shares of the restricted stock, stock options and other equity awards that become vested in such year of termination.

In addition, any restricted stock, options and other equity-based awards shall become immediately accelerated and fully vested and exercisable and all restrictions on restricted stock awards shall immediately lapse.

Termination by the Company Without Cause

If the Company terminates the executive Without Cause, each executive will be entitled to receive from the Company (i) his base salary through the date of termination and any bonus earned in a previous year but not yet paid, and, if such termination occurs during the final six months of the fiscal year, a pro rata portion of the bonus then in effect for that year, (ii) reimbursement of COBRA premiums and (iii) a severance payment as follows:

•       For Steven J. Hilton, the sum of (x) two times Mr. Hilton’s base salary on the date of termination and (y) two times his average bonus compensation* earned for the two years prior to termination; provided, however, Mr. Hilton’s severance payment shall not be less than $5 million and shall not exceed $10 million.

•       For Larry W. Seay, C. Timothy White and Steven Davis, sum of (x) one times the executive’s base salary on the date of termination and (y) one times his actual bonus compensation* earned for the two years prior to termination; provided, however (a) the severance payment for Messrs. Seay and Davis shall not exceed $2 million, and (b) Mr. White’s severance payment shall not be less than $1.25 million for a termination in 2010 or $1 million for a termination in 2011, but in no event shall the amount exceed $2 million.

*Bonus compensation is determined as the greater of (i) the actual bonus paid to the executive or (ii) the fair value on the day of grant of the shares of the restricted stock, stock options and other equity awards that become vested in such year of termination.

In addition, any restricted stock, options and other equity-based awards shall become immediately accelerated and fully vested and exercisable and all restrictions on restricted stock awards shall immediately lapse.

Termination by the Company for Cause

If the Company terminates any executive’s employment for Cause, the executive will be entitled to receive only his base salary through the date of termination and any bonus earned in a previous year but not yet paid.

Death or Disability

If the executive’s employment is terminated as a result of the executive’s death or disability, the executive will be entitled to receive from the Company (i) his then current base salary through the date of termination and any bonus earned in the previous year but not paid, (ii) a pro rata portion of the executive’s actual bonus for the year, (iii) and reimbursement of COBRA premiums.  In addition, any restricted stock, options and other equity-based awards shall become immediately accelerated and fully vested and exercisable and all restrictions on restricted stock awards shall immediately lapse.

Change of Control Agreements Severance Benefits

General Terms

Effective Date:  January 1, 2010

Termination Date:  Effective so long as executive is employed by the Company

Triggering Event:  Pursuant to each executive’s change of control agreement, each executive is entitled to severance benefits if (i) his employment is terminated by the Company without Cause at anytime within 90 days prior to or within two years following a Change of Control or (ii) the executive terminates his employment for Good Reason at any time within two years following a Change of Control.

Severance Benefits

•                  For Steven J. Hilton, the severance payment is equal to the sum of (i) three times the higher of (x) Mr. Hilton’s annual base salary on the date of termination or (y) his base salary on the date preceding the change of control and (ii) three times the highest of (x) Mr. Hilton’s average annual incentive compensation* for the two years prior to termination of employment or (y) his annual incentive compensation* for the two years preceding the year in which the change of control occurred.

•                  For Larry W. Seay, C. Timothy White and Steven Davis, the severance payment is equal to the sum of (i) two times the higher of (x) the executive’s annual base salary on the date of termination or (y) the executive’ base salary on the date preceding the change of control and (ii) two times the highest of (x) the executive’s average annual incentive compensation* for the two years prior to termination of employment or (y) the executive’s annual incentive compensation* or the two years preceding the year in which the change of control occurred (for Mr. Seay) and the year preceding the year in which the termination occurred (for Messrs. White and Davis).

*  Incentive compensation is determined as the greater of (a) the actual incentive compensation paid to executive or (b) the fair value on the date of grant of the shares of restricted stock, stock options and other equity-based awards that become vested in such year of termination.

Other Matters Regarding the Employment Agreements and Change of Control Agreements

The terms “Good Reason”, “Cause” and “Change of Control” are defined in the employment and change of control agreements.

All severance payments under the employment agreements and change of control agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company.

Each executive’s employment agreement and change of control agreement is structured so that the executive is entitled to the greater benefit under the two agreements, but is not entitled to duplicative benefits.

Each of the employment agreements and change of control agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.

The following table includes an estimate of the benefits that would accrue for each executive if the triggering event occurred on December 31, 2009 and is based on each executive’s compensation on that date and the calculations provided are based on the closing market price of our common stock as of December 31, 2009, which was $19.33.  This summary reflects the terms of the NEO’s employment and change-of-control agreements, which were in effect on December 31, 2009.  The terms of the new agreements that were in effect on January 1, 2010 are described above.

Executive Officer and Position	Voluntary Termination by Executive Without Good Reason	Voluntary Termination by Executive With Good Reason	Termination By Company Without Cause	Death or Disability	Change of Control
Steven J. Hilton, Chairman and CEO	$5,069,324	$6,669,324	$9,411,129	$2,811,129	$5,180,729

Larry W. Seay, Executive Vice President and Chief Financial Officer	$—	$499,137	$2,519,081	$2,069,081	$2,682,755

C. Timothy White, Executive Vice President and General Counsel	$—	$1,460,692	$1,460,692	$410,692	$1,460,692

Steven Davis, Executive Vice President and Chief Operating Officer	$—	$2,673,892	$2,673,892	$2,273,892	$2,673,892

Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that that the termination occurred on December 31, 2009, and with a closing stock price of $19.33 on the last business day of 2009.  The benefit derived from the acceleration of options was computed as the difference between the strike price and the closing price of our stock on the last day of 2009 for each option grant affected.  Total termination benefits represent payments for severance, non-compete and non-disclosure covenants.

Director Compensation

In 2009, our non-employee directors received an annual retainer of $50,000; committee chairmen received an additional annual payment of $15,000; and committee members received an additional payment of $10,000.  The lead director received an additional $40,000 annually.  During 2009, Messrs. Sarver, Oppel, Ax, Burke and Haddock received a grant of 14,000 shares of restricted stock, which vest 2,000; 6,000 and 6,000 on February 11, 2010, 2011 and 2012, respectively.  Mr. Bradford received a grant of 9,000 shares of restricted stock, which vest in equal increments on the annual anniversary from the date of grant for the next three years.

The 2009 director compensation is set forth below:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Robert G. Sarver	50,000	199,780	—	249,780
Raymond Oppel	85,000	199,780	11,432	296,212
Peter L. Ax	125,000	199,780	11,432	336,212
Richard T. Burke, Sr.	65,000	199,780	—	264,780
Gerald W. Haddock	77,000	199,780	—	276,780
Dana Bradford	32,500	198,990	—	231,490

(1)                                  As of December 31, 2009, the outstanding number of options and non-vested restricted stock awards held by the non-employee directors was 39,500; 44,500; 39,500; 39,500; 29,500 and 9,000 for Messrs. Sarver, Oppel, Ax, Burke, Haddock and Bradford, respectively.

(2)                                  See Note 10 “Incentive Awards and Retirement Plan” of our Consolidated Financial Statements included in our 2009 Annual Report on Form 10-K for discussion of the Black-Scholes assumptions used for computing the fair value of options and awards granted.  As required, the calculation is equal to the fair value of the award multiplied by the total number of awards granted in 2009, not just the proportionate share of all existing unvested awards that vested in the current year.

(3)                                  As part of the reimbursement to directors for out-of-pocket expenses incurred in attending Board and committee meetings, we reimburse certain directors for charter aircraft service or other travel and lodging-related expenses.  During 2009, we made reimbursements of approximately $24,374; $3,324; $3,547 and $1,039 to Messrs. Burke, Haddock, Oppel and Bradford, respectively.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2009:

Plan Category	(a) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	1,620,167	$23.19	1,014,694
Equity compensation plans not approved by stockholders	—	—	—
Total	1,620,167	$23.19	1,014,694

(1)                                  The number of securities remaining available for issuance under existing or future grants includes 2,634,861 shares under our 2006 Stock Incentive Plan.  In addition to stock options, stock appreciation rights and performance share awards, the 2006 Stock Incentive Plan allows for the grant of restricted stock shares.  Under the 2006 Stock Incentive Plan, awards other than stock options and stock appreciation rights are counted against the shares available for grant as 1.38 shares for every one share issued in connection with such awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act.  SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.  Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2009 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions.  Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees; directors; suppliers, vendors, subcontractors (“trades”) and others.  At the same time, we were mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to its home purchase policy that is available to most employees).

For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company, or between a covered person and a trade.  The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process.  For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board of Directors.  Real estate transactions between the Company and related persons are subject to strict scrutiny.

Each of the transactions listed below was approved by the Audit Committee of the Board of Directors pursuant to the policy, except that the payments made to the Phoenix Suns pursuant to the advertising/sponsorship were not specifically approved by the Audit Committee in 2008 or 2007 as the payments were made pursuant to a previously existing contractual arrangement.

During 2004 the Company entered into an advertising/sponsorship agreement with the National Basketball Association’s Phoenix Suns organization.  In 2004, Mr. Sarver became and remains the Controlling Owner and Managing Partner of the Phoenix

Suns, and Mr. Hilton became and remains a minority owner of the team.  In 2008 and 2007, we paid approximately $170,000 and $329,000, respectively, in advertising/sponsorship costs related to the agreement.  We terminated our advertising/ sponsorship agreement during 2007 and therefore had no such payments in 2009.

During 2009, 2008 and 2007, we chartered aircraft services from companies in which Mr. Hilton has a significant ownership interest.  Payments made to these companies were as follows:

Year Ended December 31
2009	2008	2007
$200,000	$89,000	$400,000

During 2009, we entered into an FDIC insured bank deposit account agreement with Alliance Bank of Arizona (“Alliance Bank”) through the Certificate of Deposit Account Registry Service (“CDARS”).  CDARS is an accepted and recognized service through which participating banks may accept and provide FDIC insurance coverage for large deposits that would otherwise exceed FDIC insurance limits (currently $250,000) by placing, as custodian for the deposit customer (Meritage), that portion of the deposit exceeding FDIC insurance limits with other CDARS banks participating in the program such that for FDIC insurance purposes, the deposit is divided into insured amounts and deposited with other network banks to allow for full FDIC coverage.  At December 31, 2009 we have placed cash deposits in the aggregate amount of $50.1 million  through Alliance Bank as the CDARS custodian or relationship bank.  Alliance Bank has divided this amount into FDIC insured amounts deposited with other CDARS participating FDIC insured institutions.  We do not pay any separate fees to Alliance Bank for this program.  Rather, Alliance Bank receives a small fee from the other CDARS institutions for certain funds placed.  Robert Sarver, a Meritage director, is a director and the chief executive officer of Western Alliance Bancorporation, the parent holding company of Alliance Bank.  In addition, Steven Hilton, our Chairman and CEO is also a director of Western Alliance Bancorporation.  During 2009, we earned $93,000 of interest on deposits placed with Alliance Bank pursuant to the CDARS program.

INDEPENDENT AUDITORS

Deloitte & Touche LLP serves as our principal independent registered public accounting firm.  We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.

The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2009 and 2008, and fees billed for other services rendered.

	2009	2008
Audit fees(1)	$800,000	$1,322,872
Audit-related fees(2)	—	—
Audit and audit-related fees	$800,000	$1,322,872
Tax fees(3)	10,000	—
All other fees	—	—
Total fees	$810,000	$1,322,872

(1)                                  Audit fees consisted principally of fees for audit and review services, services related to various SEC filings and related research.

(2)                                  Audit-related fees consisted of fees related to the audit of our 401(k) plan.

(3)                                  Tax fees consisted of fees for income tax consulting and tax (including state and local tax procurement) compliance, including preparation of original and amended state and federal income tax returns, refund claims, and IRS tax audit assistance.

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm.  All 2009 and 2008 non-audit services listed above were pre-approved.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

REPORT OF THE AUDIT COMMITTEE

We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence.  These items related to that firm’s independence from Meritage.  We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.”  Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

THE AUDIT COMMITTEE

Peter L. Ax—Chairman
Raymond Oppel
Richard T. Burke, Sr.
Gerald W. Haddock
Dana Bradford

STOCKHOLDER PROPOSALS

The Board of Directors and Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2011 Annual Meeting.  Nominations must be made in writing to our Secretary, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 9, 2010; provided, however, that in the event that the date of the 2011 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 19, 2010, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made, and contain sufficient background information concerning the nominee’s qualifications and such other information as specified in our bylaws.  Our Corporate Secretary must receive any other stockholder proposals for the 2011 Annual Meeting by the same date, or December 10, 2010 to be considered for inclusion in our 2011 proxy statement.

Proposals to be presented at the 2011 Annual Meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with our bylaws.  To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 9, 2010, (or, with respect to a proposal required to be included in Meritage’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that the date of the 2011 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 19, 2010, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.

A nomination or other proposal will be disregarded if it does not comply with the above procedures.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the anticipated effects of our compensation structure and programs.  Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q and Form 8-K.

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the meeting.  If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 may be viewed and downloaded from www.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100.  The Annual Report is not considered to be proxy solicitation material.

With respect to the Company’s stockholders’ meetings following the 2010 annual meeting, the Company anticipates furnishing the proxy and other meeting-related materials to stockholders by posting such materials on an Internet website in accordance with applicable laws, and providing stockholders with notice of the Internet availability of such materials.  Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and all attachments hereto, the proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the required financial statements and financial statement schedules.  Written requests for this information should be directed to:  Corporate Secretary, Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, AZ  85255.

Meritage Homes Corporation

C. Timothy White Executive Vice President, General Counsel and Secretary April 1, 2010

Appendix A

MERITAGE HOMES CORPORATION

2006 STOCK INCENTIVE PLAN

EFFECTIVE DATE: MAY 17, 2006

APPROVED BY STOCKHOLDERS: MAY 17, 2006

TERMINATION DATE: MAY 16, 2016

ARTICLE 1
PURPOSE

1.1           GENERAL.  The purpose of the Meritage Homes Corporation 2006 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Meritage Homes Corporation (the “Company”) by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE AND EXPIRATION DATE

2.1           EFFECTIVE DATE.  The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

2.2           EXPIRATION DATE.  The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1           DEFINITIONS.  The following words and phrases shall have the following meanings:

(a)           “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means and will exist in the following circumstances in which the Participant: (i) is convicted of a felony, (ii) engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) misappropriates trade secrets, customer lists, or other proprietary information belonging to the Company for his or her own benefit or for the benefit of a competitor, (v) engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) fails to perform properly his or her assigned duties.

(e)           “Change of Control” means and includes each of the following:

(i)            A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another.  For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act).  For purposes of this definition, the term “Unrelated Person” shall mean and include any Person other than the Company, or an employee benefit plan of the Company; or

(ii)           A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another; or

(iii)          Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means the committee of the Board described in Section 4.1.

(h)           “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)            “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company’s long term disability insurance program, as it may be amended from time to time.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

(l)            “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m)          “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(n)           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o)           “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p)           “Participant” means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor to, the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

(q)           “Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to select Covered Employees pursuant to Articles 9 and 10, respectively, but which are subject to the terms and conditions set forth in Article 11.  All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.

(r)            “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes, including or excluding, at the discretion of the Committee, non-cash charges, impairments, and similar one-time, non-recurring or extraordinary charges (“EBIT”), earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization, including or excluding, at the discretion of the Committee, non-cash charges, impairments, and similar one-time, non-recurring or extraordinary charges (“EBITDA”), revenue growth, operating income, operating cash flow, return on net assets, operating expenses, including, without limitation, general and administrative expenses, return on shareholders’ equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share, operational metrics, including but not limited to, number of sales per community, community growth, specs per community or time to construct a home, objective customer service or satisfaction ratings, whether measured internally or by an accepted third party, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a budget or peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(s)           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(t)            “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(u)           “Performance Share Award” means a right granted to a Participant pursuant to Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v)           “Plan” means this Meritage Homes Corporation 2006 Stock Incentive Plan, as amended.

(w)          “Restricted Stock Award” means Stock granted to a Participant pursuant to Article 10 that is subject to certain restrictions and to risk of forfeiture.

(x)            “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

(y)           “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive the appreciation on Stock.

(z)            “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4
ADMINISTRATION

4.1           COMMITTEE.  The Plan shall be administered by the Executive Compensation Committee of the Board.  The Committee (or subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder.

4.2           ACTION BY THE COMMITTEE.  A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3           AUTHORITY OF COMMITTEE.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)           designate Participants to receive Awards;

(b)           determine the type or types of Awards to be granted to each Participant;

(c)           determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;

(e)           determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)            prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)           decide all other matters that must be determined in connection with an Award;

(h)           establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)            interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)            make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4           DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Article 13, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,850,000, plus (i) the number of shares of Stock available for grant pursuant to the Meritage Homes Corporation Stock Option Plan (“Prior Plan”) as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plan and that either terminate, expire, or lapse for any reason after the Effective Date.  Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as 1.38 shares for every one share issued in connection with such Award or by which the Award is valued by reference.  Notwithstanding the above, the maximum number of shares of Stock that may be awarded as Incentive Stock Options under the Plan is 1,200,000.

5.2           LAPSED OR ASSUMED AWARDS.  To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan.  Additionally, to the maximum extent permitted by applicable law or any securities exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.  However, for avoidance of doubt, the exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance hereunder by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.  Also, shares of Stock tendered to pay the exercise price of an Option or to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4           LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.  Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 13, the maximum number of shares (counted, as described in Section 5.1 above, as 1.38 shares awarded for every one share issued in connection with such Award or by which the Award is valued by reference) of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 250,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1           ELIGIBILITY.

(a)           General.  Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors providing services to, the Company or a Subsidiary, as determined by the Committee.

(b)           Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 5 of the Plan.

6.2           ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 7
STOCK OPTIONS

7.1           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

(b)           Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.  Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c)           Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d)           Evidence of Grant.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant in the form attached to this Plan as Exhibit A.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2           INCENTIVE STOCK OPTIONS.  Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a)           Exercise Price.  Subject to Section 7.2(d), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b)           Exercise.  In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c)           Lapse of Option.  An Incentive Stock Option shall lapse pursuant to the following circumstances.

(i)            The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)           The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)          If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death.  Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)           Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)           Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)            Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g)           Right to Exercise.  Except as provided in Section 12.5, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1           GRANT OF SARS.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)           Right to Payment.  Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(i)            the Fair Market Value of a share of Stock on the date of exercise; over

(ii)           the grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b)           Term.  The term of each SAR shall not exceed ten years from the date of grant.

(c)           Other Terms.  All SARs grants will be evidenced by an Award Agreement.  The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock.

ARTICLE 9
PERFORMANCE SHARES

9.1           GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee; provided, however and except as otherwise provided in Section 12.8 of the Plan, the minimum vesting period for Performance Share Awards shall be (i) one year in the case of non-tenure Performance Share Awards (i.e., Performance Share Awards subject to performance vesting criteria), and (ii) pro rata over three years in the case of tenure Performance Share Awards.  Subject to Section 12.8, the Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant.  All Awards of Performance Shares shall be evidenced by an Award Agreement.

9.2           RIGHT TO PAYMENT.  A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter.  Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3           OTHER TERMS.  Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement.  Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant’s employment is terminated for Cause.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1         GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee; provided, however and except as otherwise provided in Section 12.8 of the Plan, the minimum vesting period for Restricted Stock Awards shall be (i) one year in the case of non-tenure Restricted Stock Awards (i.e., Restricted Stock Awards subject to performance vesting criteria), and (ii) pro rata over three years in the case of tenure Restricted Stock Awards.  All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

10.2         ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3         FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.  Unless otherwise provided in an Award Agreement, Restricted Stock will be forfeited immediately if a Participant’s employment is terminated for Cause.

10.4         CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11
PERFORMANCE-BASED AWARDS

11.1         PURPOSE.  The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards pursuant to Article 9 and the Restricted Stock Awards pursuant to Article 10 as “performance-based compensation” pursuant to Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

11.2         APPLICABILITY.  This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

11.3         DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided, however, and except as otherwise provided in Section 12.8 of the Plan, that, in no event may the Performance Period be for less than one year), the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.  Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant’s employment is terminated for Cause.

11.4         PAYMENT OF PERFORMANCE AWARDS.  Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

11.5         MAXIMUM AWARD PAYABLE.  The maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is 250,000 shares (counted, as described in Section 5.1 above, as 1.38 shares awarded for every one share issued in connection with such Award or by which the Award is valued by reference) of Stock.

ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS

12.1         STAND-ALONE AND TANDEM AWARDS.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2         TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

12.3         FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

12.4         LIMITS ON TRANSFER.

(a)           General.  Except as provided in Section 12.4(b) or Section 12.5, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as provided in Section 12.4(b) or Section 12.5, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

(b)           Transfers to Family Members.  The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below).  Unless transfers for the Participant have been previously approved by the Committee, a transfer of an Award pursuant hereto may only be affected by the Company at the written request of the Participant.  In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution.  A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.  For purposes of this Section 12.4(b), the term “Family Member” means spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

12.5         BENEFICIARIES.  Notwithstanding Section 12.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

12.6         STOCK CERTIFICATES.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.7         ACCELERATION UPON A CHANGE OF CONTROL.  If a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse.  If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.  Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

12.8         LIMITATION ON GRANTS OF AWARDS.  Notwithstanding the provisions of Section 9.1, Section 10.1 and Section 11.3 of the Plan, the Committee shall not have the authority to grant shares pursuant to any Performance Share Award or Restricted Stock Award

that does not comply with the minimum vesting period or minimum Performance Period that exceeds five percent (5%) of the aggregate number of shares of Stock authorized for grant pursuant to Section 5.1 of the Plan.

ARTICLE 13
CHANGES IN CAPITAL STRUCTURE

13.1         SHARES AVAILABLE FOR GRANT.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

13.2         OUTSTANDING AWARDS—INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

13.3         OUTSTANDING AWARDS—CERTAIN MERGERS.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

13.4         OUTSTANDING AWARDS—OTHER CHANGES.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 13, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent the dilution or enlargement of rights relating to Awards granted under the Plan.

13.5         NO OTHER RIGHTS.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1         AMENDMENT, MODIFICATION, AND TERMINATION.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (D) permits the Committee to reprice previously granted Options, and (iii) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

14.2         AWARDS PREVIOUSLY GRANTED.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

15.1         NO RIGHTS TO AWARDS.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2         NO STOCKHOLDERS RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3         WITHHOLDING.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  With the Committee’s consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

15.4         NO RIGHT TO EMPLOYMENT OR SERVICES.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any

Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5         UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6         INDEMNIFICATION.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7         RELATIONSHIP TO OTHER BENEFITS.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

15.8         EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9         TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10       FRACTIONAL SHARES.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11       SECURITIES LAW COMPLIANCE.  With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

15.12       GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan.  If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13       GOVERNING LAW.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.14       SECTION 409A.  If any payments under this Plan are subject to the provisions of Section 409A of the Code, it is intended that the terms of this Plan will comply fully with and meet all the requirements of Section 409A of the Code.

Appendix B

MERITAGE HOMES CORPORATION

2006 ANNUAL INCENTIVE PLAN

ARTICLE 1.
ESTABLISHMENT, AND PURPOSE, AND DURATION

1.1           Establishment of the Plan.  Meritage Homes Corporation (the “Company”), hereby establishes an annual incentive plan to be known as the “Meritage Homes Corporation 2006 Executive Management Incentive Plan” (the “Plan”).

1.2           Purpose of the Plan.  The Plan is designed to (i) recognize and reward on an annual basis select Company executives for their contributions to the overall success of the Company, and (ii) qualify compensation paid under the Plan as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the regulations thereunder.

1.3           Duration of the Plan.  The Plan commenced on February 15, 2006 upon the approval of the Company’s stockholders at the Company’s 2006 Annual Meeting of Stockholders.  The Plan shall terminate on February 14, 2011, unless the Company’s stockholders approve the First Amendment.  If the First Amendment is approved by the Company’s stockholders, the Plan shall terminate on February 14, 2015.  This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2010 Annual Meeting.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

2.1           Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)           “Award” means the agreement of the Company to pay compensation to a Participant upon the attainment of specified Performance Goals.

(b)           “Award Agreement” means the written agreement evidencing the terms and conditions of an Award.

(c)           “Board” or “Board or Directors” means the Board of Directors of Meritage Homes Corporation.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)           “Committee” means the Compensation Committee of the Board or the committee appointed by the Board pursuant to Article 3 to administer the Plan.

(f)            “Company” means Meritage Homes Corporation, or any successor thereto.

(g)           “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(h)           “Director” means any individual who is a member of the Board of Directors of the Company.

(i)            “Employee” means any full-time, nonunion employee of the Company.  Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(j)            “Participant” means a Covered Employee who is designated by the Committee to participate in the Plan for a Performance Period pursuant to Article 4.

(k)           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes, including or excluding, at the discretion of the Committee, non-cash charges, impairments, and similar one-time, non-recurring or extraordinary charges (“EBIT”), earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization, including or excluding, at the discretion of the Committee, non-cash charges, impairments, and similar one-time, non-recurring or extraordinary charges (“EBITDA”), revenue growth, operating income, operating cash flow, return on net assets, operating expenses, including, without limitation, general and administrative expenses, return on shareholders’ equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per Share, price per Share, market share, operational metrics, including but not limited to, number of sales per community, community growth, specs per community or time to construct a home, objective customer service or satisfaction ratings, whether measured internally or by an accepted third party, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a budget or peer group.  The Committee may provide that the Performance Criteria may include or exclude extraordinary charges, non-recurring or unusual items, accounting charges or similar items.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(l)            “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit, division, or community.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(m)          “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, compensation under the Plan.

(n)           “Shares” means the shares of common stock of Meritage Homes Corporation.

2.2           Severability.  In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken.  All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect.  Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

ARTICLE 3.
ADMINISTRATION

3.1           The Committee.  The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two Directors who qualify as “outside directors” under Section 162(m) of the Code and the regulations issued thereunder.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2           Authority of the Committee.  The Committee shall have all the authority that is necessary or helpful to enable it to discharge its responsibilities under the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason (provided that the Committee shall not have the authority to re-price previously issued and currently outstanding Awards without shareholder approval), to construe any ambiguous provisions of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aide to the administration of the Plan, to make regulations for carrying out the Plan, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

3.3           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4           Section 162(m) Compliance.  This Plan shall be administered to comply with Section 162(m) of the Code and, if any provisions of the Plan cause any Award to not qualify as performance-based compensation under Section 162(m) of the Code, that provision shall be stricken from this Plan, but the other provisions of this Plan shall remain in effect.  Any action striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.  Furthermore, if any portion of the Plan or any Award Agreement conflicts with Section 162(m) or the regulations issued thereunder, the provisions of Section 162(m) and such regulations shall control.

ARTICLE 4.
ELIGIBILITY AND PARTICIPATION

4.1           Eligibility.  Participation is limited in any fiscal year to Employees who the Committee concludes will be Covered Employees for such year.

4.2           Actual Participation.  From among the Covered Employees eligible to participate each year, the Committee may select those to receive Awards in any one or more Performance Periods under the Plan.

ARTICLE 5.
FORM OF AWARDS.

Awards shall be paid in cash.  The Committee may, in its sole discretion, subject any Award to such terms, conditions, restrictions, or limitations (including but not limited to restrictions on transferability, vesting, termination of employment for cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code.  All Awards will be evidenced by an Award Agreement.

ARTICLE 6.
DETERMINATION AND LIMITATION OF AWARDS.

6.1           Determination of Awards.  Within the time prescribed by Section 162(m) of the Code for each Performance Period, the Committee shall, in its sole discretion, determine and establish:

(a)           the Performance Goals applicable to the Performance Period for each Participant;

(b)           the total dollar amount (or formula pursuant to which the total dollar amount is determined) payable to each Participant under the Award based upon attaining the Performance Goals; and

(c)           such other terms and conditions of such Award as the Committee determines to be appropriate under the circumstances.

Such determinations shall be reflected in the minutes of a Committee meeting, or in a written action adopted without the necessity of a meeting, and also shall be documented in the Award Agreement.

6.2           Limitations of Awards.  If only one Performance Goal is established for a Performance Period, the Performance Goal for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period.  If more than one Performance Goal is established for a Performance Period, one or more of the Performance Goals for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period, all as set forth in accordance with the terms of the Award Agreement.  Furthermore, the Committee is authorized at any time during or after a Performance Period to reduce or eliminate (but not to increase) the amount of an Award payable to any Covered Employee for a Performance Period for any reason.

6.3           Maximum Awards.  Notwithstanding any provision in the Plan to the contrary, the maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be 1.85% of EBITDA, before consideration of bonuses paid to Covered Employees.

6.4           Employment Continuation.  Unless otherwise determined by the Committee, provided in the Award Agreement, or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the last day of the Performance Period.

6.5           Payment of Awards.  The Awards under this Plan shall be paid to each Participant no later than the 15th day of the third month following the calendar year in which the Award is earned, or, if payment by such date is not “administratively practicable” (as determined by the regulations issued under Section 409A of the Code), such later date as permitted by the regulations issued under Section 409A of the Code.

ARTICLE 7.
RIGHTS OF EMPLOYEES

7.1           Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2           Participation.  No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 8.
AMENDMENT, MODIFICATION, AND TERMINATION

The Committee may suspend or terminate the Plan at any time with or without prior notice.  In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

ARTICLE 9.
WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

ARTICLE 10.
SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 11.
REQUIREMENTS OF LAW

11.1         Requirements of Law.  The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

11.2         Governing Law.  The Plan, and all agreements hereunder, shall be governed by the laws of the State of Maryland.

11.3         Section 409A of the Code.  If any payments under this Plan are subject to the provisions of Section 409A of the Code, it is intended that the Plan will comply fully with and meet all the requirements of Section 409A of the Code.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on <mtgdate>.

MERITAGE HOMES CORPORATION

Meeting Information

Meritage Homes Corp

Investor Relations

909 Hidden Ridge

Suite 400

Irving, TX 75038

Meeting Type:	<mtgtype>
For holders as of:	<recdate>
March 30, 2010
Date: May 19, 2010	Time:	<mtgtime>
10:00 AM MST
Location:	Scottsdale Marriott
at McDowell Mountains
16770 North Perimeter Drive
Scottsdale, AZ 85260

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report    2. Notice & Proxy Statement

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Voting items

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

Nominees

01	Steven J. Hilton

02	Raymond Oppel

03	Richard T. Burke Sr.

04	Dana Bradford

The Board of Directors recommends you vote FOR the following proposal(s):

2.    Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

3.    Approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares available for issuance.

4.    Approve an amendment to our 2006 Stock Incentive Plan reapproving, expanding and clarifying our stock award performance criteria.

5.    Approve an amendment to our 2006 Annual Incentive Plan reapproving, expanding and clarifying our cash award performance criteria and extending the plan’s termination date.

NOTE:   Conduct such other business as may properly come before the meeting or any adjournment thereof.

The 2010 Meritage Homes Corporation Annual Meeting will be held at:

Scottsdale Marriott at McDowell Mountains
16770 North Perimeter Drive
Scottsdale, Arizona 85260

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MERITAGE HOMES CORPORATION

Annual Meeting of Shareholders

May 19, 2010 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Steven J. Hilton, C. Timothy White and Larry W. Seay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MERITAGE HOMES CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, MST on May 19, 2010, at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive Scottsdale, AZ 85260, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Meritage Homes Corp

Investor Relations

909 Hidden Ridge

Suite 400

Irving, TX 75038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold For	All
	All	All	Except

The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.  Election of Directors

   Nominees

01  Steven J. Hilton

02  Raymond Oppel

03  Richard T. Burke Sr.

04  Dana Bradford

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐

3.	Approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares available for issuance.	☐	☐	☐

4.	Approve an amendment to our 2006 Stock Incentive Plan reapproving, expanding and clarifying our stock award performance criteria.	☐	☐	☐

5.	Approve an amendment to our 2006 Annual Incentive Plan reapproving, expanding and clarifying our cash award performance criteria and extending the plan’s termination date.	☐	☐	☐

NOTE:     Conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date